                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           BAKER, FENTRESS & COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                              [On BKF Letterhead]

                                  July __, 1999

To Our Fellow Shareholders:

     Baker, Fentress & Company will hold a Special Meeting of Shareholders on August 19, 1999 in Chicago. The purpose of the meeting is to give you the chance to vote on the proposed Plan For Distribution of Assets of Baker, Fentress & Company. The accompanying proxy statement provides a detailed discussion of the Plan and the proposed changes to the Company. Please read it carefully before you vote your shares. This list of questions and answers is meant to provide you a helpful summary of some of the information contained in the proxy statement.

Q:  WHY IS THE COMPANY SENDING ME A PROXY STATEMENT?

     All investment companies are required to obtain shareholders' approval for certain types of changes. As a shareholder, you have the right to vote on major policy decisions, such as those included in the Plan. The proxy statement explains the changes contemplated by the proposed Plan, why the Board believes the Plan is appropriate and in the best interests of shareholders and what will happen to the Company if shareholders approve the Plan.

Q:  WHAT AM I BEING ASKED TO VOTE ON AT THE MEETING?

     The Company is asking shareholders to approve the Plan. If shareholders approve the Plan, the Company will:

     . sell all the Company's publicly-traded securities and all or most of the Company's private placement securities and distribute the proceeds (less incurred and anticipated expenses of the Plan) to the Company's shareholders;

     . distribute the Company's shares of Consolidated-Tomoka Land Co. to the Company's shareholders; and

     . deregister as an investment company under the Investment Company Act of 1940 after the asset distributions are complete, and become an operating company with its sole asset being its investment in the John
          A. Levin & Co. Inc., the indirect, wholly-owned subsidiary of the Company and the investment adviser to the Company's public portfolio, and its affiliated companies.

     The Company is also asking shareholders to approve a reverse stock split of the Company's common stock to effect an increase in the per share price of the Company's stock after the Company completes the proposed distribution of most of its assets.

Q:   WHY IS THE BOARD RECOMMENDING THIS COURSE OF ACTION?

     The Board believes the Plan is an effective way to maximize shareholder value and is in the best interests of the Company's shareholders.

Q: HAS THERE BEEN ANY CHANGE IN HOW THE COMPANY'S INVESTMENTS HAVE BEEN MANAGED AS A RESULT OF THE BOARD'S ADOPTION OF THE PLAN?

     No. The Company and John A. Levin & Co., Inc. have been managing the Company's investments in the same fashion as they did prior to the Board's adoption of the Plan.

Q:   WHEN WILL THE PLAN TAKE EFFECT?

     The Plan will become effective immediately after the Company's shareholders approve the Plan, although the Company will not complete implementing the Plan for several months. Until the Plan has been completely implemented, the Board has the power to change or modify the Plan if it concludes that doing so will be in the best interests of the Company and its shareholders.

Q:   WHEN WILL THE COMPANY PAY THE DISTRIBUTIONS CONTEMPLATED UNDER THE PLAN?

     The Company believes that it will make a distribution from realized capital gains on September 24, 1999, which will occur at the same time the Company distributes its CTO Shares to shareholders. The Company plans to distribute the balance of the net cash proceeds in one or two additional distributions. If the Company decides to make one additional distribution, the Company believes it will be on January 7, 2000. However, if the Company decides to make two additional distributions, the Company believes the second distribution will occur in late December 1999, with a final distribution on January 7, 2000. These dates are tentative and the Board may change them. Please refer to pages 15 and 16 of the attached proxy statement for a full description of the proposed distributions.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE PLAN?

     There are a variety of tax consequences that will result if the shareholders approve the Plan and transactions contemplated under the Plan. We strongly urge you to carefully review all of these tax consequences, which are described in the attached proxy statement. We also suggest that you consult Appendix E in the Proxy Statement, which provides shareholders with some examples of the financial and tax results of the Plan.

Q:   WILL THE PLAN CHANGE THE COMPANY'S CURRENT DISTRIBUTION POLICY?

     Yes. The distributions described in the previous question will be a significant portion of the Company's net assets and will be well over the 8% minimum level; however, the 8% distribution policy will no longer be in effect after completion of the Plan.

Q: WHAT SECURITIES WILL I BE LEFT WITH AFTER THE DISTRIBUTIONS UNDER THE PROPOSED PLAN ARE COMPLETED?

     After the various cash distributions described above, you will own a pro rata share of the common stock of CTO shares distributed as part of the Plan. In addition, you will be left with a pro rata share of the Company, whose only asset will be an investment in John A. Levin & Co., Inc. and its affiliated companies.

Q:   WHY NOT CONVERT THE COMPANY INTO AN OPEN-END FUND?

     Although the Board considered converting the Company into an open-end fund, the Board rejected this course of action because the Company's asset composition would make compliance with the regulatory requirements applicable to open-end companies difficult or impossible, and because the Board anticipated that the level of redemptions immediately following open-ending likely would be quite high, which could significantly disadvantage shareholders who chose not to redeem.

Q:   HOW DO THE DIRECTORS RECOMMEND THAT I VOTE?

     The directors recommend that you vote "For" (in favor of) these proposals.

Q:   WHAT IF I HAVE QUESTIONS?

     If you have questions about the Plan, or anything else in the proxy statement, you may call the Company at 1-800-BKF-1891, or Corporate Investor Communications, Inc. at 1-201-896-1900.


            James P. Gorter                John A. Levin
            Chairman of the Board          President

                           Baker, Fentress & Company

                               Established 1891

      200 WEST MADISON STREET . CHICAGO, ILLINOIS 60606 . (800) BKF-1891

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on August 19, 1999

Fellow Shareholders:

         A special meeting of the shareholders of Baker, Fentress & Company, a Delaware corporation (the "Company"), will be held at the Chicago Hilton and Towers, 720 South Michigan Avenue, Chicago, IL 60605, on Thursday, August 19, 1999, at 10:30 a.m., Chicago time, for the following purposes:

         1. To approve the Plan For Distribution of Assets of Baker, Fentress & Company pursuant to which the Company will distribute or liquidate substantially all of its assets, with the exception of Levin Management Co., Inc. and its subsidiaries, and change the nature of the Company's business so that it will cease to be a registered investment company;

         2. To amend the Company's Certificate of Incorporation to provide for a reverse stock split of shares of the Company's common stock; and

         3. To transact such other business as may properly come before the meeting or any adjournment.

         Shareholders of record at the close of business on June 30, 1999, the record date for this proxy solicitation, are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments of that meeting.


                                    By Order of the Board of Directors
                                    James P. Koeneman
                                    Secretary

Chicago, Illinois
July __, 1999

Please indicate your voting instructions and whether you will be attending the meeting in person on the enclosed proxy card, date and sign, and return it in the enclosed envelope. Please mail your proxy card promptly to help save the cost of additional solicitations.

                               TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
APPROVAL OF THE PLAN FOR DISTRIBUTION OF ASSETS OF BAKER,
     FENTRESS & COMPANY......................................................................................  1
     Background of the Company...............................................................................   2
     Why the Board is Recommending the Plan..................................................................   6
          Lazard Freres' Analysis and Opinion................................................................   8
          Conclusion.........................................................................................  14
     Summary of the Plan.....................................................................................  14
          Plan Description...................................................................................  14
          Liquidation of Private and Public Portfolios and Distribution of Proceeds..........................  15
          Distribution of CTO Shares.........................................................................  16
          Deregistration as Investment Company...............................................................  19
     Structure of the Company After the Distributions........................................................  20
          The Levco Companies................................................................................  20
          Levco's Clients....................................................................................  21
          Financial Information about the Levco Companies....................................................  23
          Levco's Contractual Arrangements...................................................................  25
          Levco's Directors and Officers.....................................................................  25
          Levco's Employees..................................................................................  26
          Levco's Properties.................................................................................  26
     Changes that Will Result from Implementing the Plan.....................................................  27
     Federal Income Tax Consequences.........................................................................  28
     Risk Factors Relating to The Consummation of the
      Transactions Contemplated by the Plan..................................................................  33
          Trading of Company Shares After the Distribution...................................................  33
          Dependence on Key Personnel........................................................................  34
          Potential Adverse Effects on the Company's Performance
           Prospects from a Decline in the Performance of the
           Securities Markets................................................................................  35
          Future Investment Performance......................................................................  35
          Loss of Significant Accounts.......................................................................  37
          Levco's Fees and Investment Contracts..............................................................  37
          Competition........................................................................................  37
          Dependence on Information Systems; Year 2000.......................................................  38
          Conflicts of Interest..............................................................................  39
          Regulation.........................................................................................  39
          Certain Legal Requirements.........................................................................  40
     Plan Effective Date; Modification of Plan; Shareholder Approval.........................................  40
     Recommendation..........................................................................................  40
APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF
     BAKER, FENTRESS & COMPANY...............................................................................  41
     General.................................................................................................  41
     Reasons for the Reverse Stock Split.....................................................................  41

     Principal Effects of the Reverse Stock Split...........................................................   43
     Exchange of Stock Certificates and Elimination of Fractional Share Interests...........................   44
     Federal Income Tax Consequences........................................................................   45
     Recommendation.........................................................................................   46
OTHER MATTERS...............................................................................................   46
INTERESTS IN STOCK..........................................................................................   46
EXECUTIVE OFFICERS..........................................................................................   48
COMPENSATION................................................................................................   48
     Incentive Compensation Plan............................................................................   48
     Directors' Compensation................................................................................   49
     Officers' Compensation - Summary Table.................................................................   51
     Employment Contracts...................................................................................   52
     Pension Plan...........................................................................................   52
     Compensation Committee Report on Executive Compensation................................................   53
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS............................................................   54
PROXY SOLICITATION; VOTING; ADJOURNMENT.....................................................................   55
AVAILABLE INFORMATION.......................................................................................   57

APPENDIX:

A.   Plan For Distribution of Assets of Baker, Fentress & Company...........................................  A-1
B.   Lazard Freres & Co. LLC Opinion........................................................................  B-1
C.   Levin Management Co., Inc. Consolidated Financial Statements...........................................  C-1
D.   Condensed Pro Forma Consolidated Financial Information.................................................  D-1
E.   Examples of Financial and Tax Results..................................................................  E-1
F.   Proposed Amendment to the Certificate of Incorporation.................................................  F-1

                           BAKER, FENTRESS & COMPANY

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS

                                August 19, 1999


                                PROXY STATEMENT
--------------------------------------------------------------------------------

     The Board of Directors of the Company is soliciting proxies from shareholders for use at the Special Meeting of shareholders that will be held on August 19, 1999 and at any adjournment of that meeting.

     This proxy statement describes each of the matters on which the Board is asking you to vote. The Board recommends that you vote in favor of each of these proposals.


              APPROVAL OF THE PLAN FOR DISTRIBUTION OF ASSETS OF
                           BAKER, FENTRESS & COMPANY
--------------------------------------------------------------------------------

     We are asking you to vote to approve the Plan For Distribution of Assets of Baker, Fentress & Company (called the "Plan" in this proxy statement), by which the Company will -

     . distribute the Company's shares of Consolidated-Tomoka Land Co. to the Company's shareholders;

     . sell all the Company's publicly-traded securities and all or most of the Company's private placement securities and distribute the proceeds (less incurred and anticipated expenses of the Plan) to the Company's shareholders; and

     . continue in business as a holding company (not an investment company) that owns Levin Management Co., Inc. and its subsidiaries.

     The Board believes the Plan is in the best interests of shareholders. This proxy statement explains how the Plan will work and the consequences of implementing the Plan.

     If shareholders approve the Plan (and you continue to own your Company shares through the record dates of all anticipated distributions), you will receive cash and shares of Consolidated-Tomoka Land Co. These distributions will be taxable to you. Information about the Plan's tax consequences appears later in this proxy statement under the heading "FEDERAL INCOME TAX Consequences".

     If you have questions about the Plan, or anything else in this proxy statement, you may call the Company at 1-800-BKF-1891, or Corporate Investor Communications, Inc. at 1-201-896-1900.

Background of the Company

     An understanding of the Company's history, including how it invested in the past and how it came to acquire John A. Levin & Co., Inc. (called Levco, and with its parent, Levin Management Co., Inc., and affiliated companies called the Levco Companies, in this proxy statement), will assist you in understanding the Plan and the Board's reasons for approving the Plan. The Company is a closed-end management investment company. The Company began doing business in 1891 and the present Company was incorporated under the laws of Delaware in 1954. The Company conducted business as an investment banker and a broker-dealer in securities until 1960, when it became a private investment company.

     Since 1960, the Company's principal business has been the ownership and management of its investment portfolio, consisting predominantly of equity securities, both publicly-traded and privately-held. In 1970, the Company registered as an investment company under the Investment Company Act of 1940. The Company's shares trade under the symbol "BKF" on the New York Stock Exchange (the "NYSE"), and will continue to trade under "BKF" if shareholders approve the Plan. In this proxy statement, the Company's shares of common stock are referred to as Company Shares.

     The Company's investment objective is total return with an emphasis on capital appreciation. The Company is non-diversified, meaning that the Company is not required to, nor does it, limit the amount of assets it invests in the securities of one or more companies. Unlike most investment companies, the Company also invests for the purpose of controlling and managing portfolio companies (like Consolidated-Tomoka Land Co., which is called CTO in this proxy statement, and Levco). For internal management purposes, the Company has divided its investment portfolio into four segments:

     . a diversified portfolio of investments in publicly-traded, predominately large-cap companies with a focus on long-term appreciation and capital preservation;

     . investments in private placement securities generally acquired directly from issuing companies;

     . Levco, which manages the Company's public portfolio, and the other Levco Companies; and

     .    a 78.5% interest in CTO.

                                          WHY THE BOARD IS RECOMMENDING THE PLAN

The Company's investment portfolio is ordinarily substantially fully invested in common stocks and other equity-related securities such as preferred stock, debt securities convertible into, or, for private placements, accompanied by options or warrants to purchase, equity securities, and stock-index options and stock-index futures.

     Until the Company's acquisition of the Levco Companies in 1996, the Company's officers managed the Company's investments under the supervision of the Board, without an investment adviser. Since June 1996, Levco has managed the Company's public portfolio and the Company's officers have continued to manage the other investments.

     The Company generally provides shareholders with two measures of past performance - stockholder return and portfolio performance. Stockholder return is the actual return you, as a shareholder, would have achieved assuming reinvestment of all distributions at the actual reinvestment price on the payment date of the distribution and is based on the market value of the Company Shares. The Company deducts expenses in the calculation of stockholder return. The Company's stockholder return for the year ended December 31, 1998, and for the 3-, 5- and 10-year periods ended December 31, 1998 was 3.5%, 14.4%, 13.0%, and 12.0%, respectively. Stockholder return for the five-month period ended May 31, 1999 (which included the period after the Company announced the proposed
Plan) was 21.1%.

     The Company also provides shareholders with information about portfolio performance. Portfolio performance is the time weighted total return of the Company's net assets. This total return calculation assumes monthly compounding of total net assets, with purchases and sales of portfolio securities assumed to occur at mid-month. Dividend income is treated as earned on the ex-date and interest income is accrued monthly. Calculations reflect adjustments for capital gain distributions, treasury stock purchases and taxes paid by the Company in years when a portion of net realized capital was retained, but before deduction of expenses. The Company's total return based on net asset value for the year ended December 31, 1998 was 10.9%. The Company's average annual compounded total return based on net asset value for the 3-, 5- and 10-year periods ended December 31, 1998 was 15.3%, 14.9% and 12.1%, respectively, and its total return for the five-month period ended May 31, 1999 was 7.0%.

     Set forth below is a short description of each sector of the Company's investment portfolio:

     Public portfolio. The Company's investments in publicly-traded securities (which predominantly are in large-cap companies), emphasize high quality, long-term holdings. In managing the Company's public portfolio, Levco seeks total return through capital appreciation and asset protection.

     As of May 31, 1999, the Company's public portfolio was comprised of securities of 94 issuers, having a total market value of $548 million and representing 68% of the Company's total investment portfolio.

                                          WHY THE BOARD IS RECOMMENDING THE PLAN

     Private Portfolio. In the past, the Company had acquired private placement securities directly from issuing companies, under negotiated terms and conditions. Typically, the Company invested $8 to $10 million per transaction (although the Company sometimes made larger or smaller investments) in established companies with strong businesses, proven managements and positive cash flows. The types of investments the Company made are sometimes called mezzanine level financing. This is a form of investing done with the expectation that, if the investment is successful, the portfolio company would offer its securities publicly or would itself be sold, or there would be some other event that would allow the Company to sell its interest. These types of investments have the potential for high returns, but generally involve greater risks than investing in the types of securities that comprise the public portfolio.

     In 1997, the Company announced its decision not to pursue further private investment opportunities. The Company made this decision because it concluded that the market had been flooded with new capital during the preceding two years and that intense competition for mezzanine level transactions had driven up the prices for these opportunities. Due to the risk and illiquidity of these investments, and the market conditions, the Board made the decision not to make additional private placement investments. As the remaining private placement investments have matured, the Company has invested the proceeds in publicly-traded securities.

     Three former private placement securities, Citadel Communications Corporation, Paracelsus Healthcare Corporation, and Security Capital U.S. Realty, currently are publicly traded. As of May 31, 1999, these three securities had a total market value of $60 million. These securities are included in the valuation of the Company's public portfolio; however, because the Company originally held them in its private portfolio, the Company does not take these securities into account in the calculation of Levco's fee for managing the public portfolio.

     As of May 31, 1999, the Company's private placement portfolio consisted of equity and equity-related securities of 4 issuers, having a total fair value (as determined by the Board) of $11 million and representing 1% of the Company's total investment portfolio. The Board has determined in good faith that the valuations of the securities in the private placement portfolio are fair. The Board has based its determination of fair value on factors the Board deems relevant. For more information on the factors the Board considers in making its determination, see "Levco Companies" below.

     Levco Companies. The Company acquired Levco in June 1996 as a vehicle through which the Company believed it could develop a broader financial services business. As part of the acquisition, the Company formed Levin Management Co., Inc. (called Levin Management in this proxy statement) to provide administrative and management services to Levco and its related companies. The Company owns 100% of Levin Management, which in turn owns 100% of Levco. Levco is a registered investment adviser that, as part of its regular investment management business, manages the Company's public portfolio. Levco owns 100% of Levco GP, Inc., which is

                                          WHY THE BOARD IS RECOMMENDING THE PLAN
the general partner of several investment partnerships managed by Levco, and LEVCO Securities, Inc., a registered broker-dealer. More information about the business of the Levco Companies is provided later under the heading "STRUCTURE OF THE COMPANY AFTER THE DISTRIBUTION - The Levco Companies".

     As of May 31, 1999, the Board determined in good faith that the fair value of the Company's investment in the Levco Companies was $115 million. The Company valued the Levco Companies at $116 million on the date the merger agreement between the Company and the predecessor to the Levco Companies was signed and at $131.1 million at the acquisition date in June 1996. The Company loaned Levin Management $65 million in connection with the acquisition and has received approximately $18.9 million in interest income from Levin Management from June 1996 through May 31, 1999. The notes for this loan originally were due on June 28, 1999 and carried an initial interest rate of 9.75% that was raised to 10.25% for the period from November 1, 1998 through June 15, 1999. The Company subsequently extended this loan through December 31, 1999, at an interest rate of LIBOR plus 350 basis points. See "STRUCTURE OF THE COMPANY AFTER THE DISTRIBUTIONS - The Levco Companies" for information about how the Company expects to handle this loan in connection with the Plan.

     In valuing the Levco Companies or any other security for which market quotations are not readily available, the quantitative and qualitative factors that the Board considers may include:

          . the type of the security and the nature of the company's business;

          .    the security's marketability and restrictions on its disposition;

          . the market price of unrestricted securities of the same issuer (if any), comparative valuation of securities of publicly traded companies in the same or similar industries, and the valuation of recent mergers and acquisitions of similar companies;

          . the current financial condition and operating results, sales and earnings growth, and operating revenues of the company; and

          . competitive conditions and current and prospective conditions in the overall stock market.

The value the Board determines may not reflect amounts that the Company could realize upon immediate sale, nor the amounts that the Company ultimately may realize, and may differ from the value that the Company would have used had a ready market existed for the security. Such differences could be significant.

     CTO. The Company owns 78.5% of the outstanding common stock of CTO (called the "CTO Shares" in this proxy statement), which is listed on the American Stock Exchange (the "AMEX"). CTO's primary operating business is real estate development. As of May 31, 1999, the Company's investment in CTO had a value of $76 million

                                          WHY THE BOARD IS RECOMMENDING THE PLAN

(based on the closing price of CTO's common stock on the AMEX that day) and represented 9% of the Company's total investment portfolio. See "SUMMARY OF THE PLAN - Distribution of CTO Shares" below for a more complete description of CTO.

Why the Board is Recommending the Plan

     In 1998, the Board established a strategic planning committee of the Board. At that time, the members of the strategic planning committee were Jessica M. Bibliowicz (who resigned from Levco and as a member of the Board on April 7, 1999 for reasons unrelated to the transactions contemplated by the Plan), Eugene
V. Fife, J. Barton Goodwin, James P. Gorter, David D. Grumhaus, John A. Levin, Burton G. Malkiel and Dean J. Takahashi. The committee commenced its strategic planning process by focusing on plans to grow the Company's financial services business through Levco. However, the process evolved into exploring the strategic alternatives that might be available to the Company for all of its assets and operations.

     In January 1999, the Company retained Lazard Freres & Co. LLC to provide advice to the Board and to develop a series of strategic alternatives for all of the Company's assets and operations. Lazard Freres presented the results of its study to the strategic planning committee on February 11, 1999. In its presentation, representatives of Lazard Freres noted that the Company's common stock has historically traded at a larger, more persistent discount than the common stock of many other closed-end equity funds. Lazard Freres reported to the Board that it believed that, for the Company to reduce the discount and enhance shareholder value, the Company would have to address three issues:

     . the composition of the Company's portfolio of investments and valuation concerns relating to large, controlling positions in portfolio companies;

     . the potential value of the Levco Companies, taking into account the desirability of expanding Levco's business; and

     .    the Company's investment in CTO.

     Lazard Freres then presented the strategic alternatives available to the Company, but noted that these alternatives were not an exhaustive list of all the possible courses of action, but were alternatives that, based on business rationale, qualitative factors, legal and regulatory issues, and financial impact, the Company might reasonably expect to complete. The alternatives included various combination and separation transactions of the Company's affiliates, as well as the proposal to liquidate the Company's portfolio of publicly-traded and private placement securities, distribute the proceeds to the Company's shareholders and relinquish the Company's status as an investment company. The committee discussed the potential benefits and disadvantages to the Company's shareholders of each alternative Lazard Freres had presented and also discussed additional possibilities, including converting the Company to an open-end investment company.

                                          WHY THE BOARD IS RECOMMENDING THE PLAN

     On February 24, 1999, the Board met to discuss the strategic alternatives that Lazard Freres had proposed. The Board discussed the pros and cons of each alternative, including particularly the alternative that became the Plan. As part of their discussion, the Board specifically considered shareholder reaction to the Plan, the viability of the Company after the consummation of the Plan, the economic (including tax-related) effects on the Company and its shareholders and other relevant factors. The directors discussed how the Company could accomplish the series of transactions contemplated by the Plan and reviewed a preliminary analysis of the magnitude of the distributions that the Company might make to shareholders.

     At the meeting, the Board also considered and rejected the possibility of converting the Company to an open-end investment company. The Board determined that conversion to an open-end format was not appropriate because the Company's asset composition would make compliance with the regulatory requirements applicable to open-end companies difficult or impossible, and because the Board anticipated that the level of redemptions immediately following open-ending likely would be quite high, which could significantly disadvantage shareholders who chose not to redeem.

     Finally, the Board discussed a number of other potential steps the Company might take, including increasing the frequency of dividends paid by the Company, implementing a focused public and investor relations program, and commencing a stock buyback program.

     The Board met again on April 22, 1999. After reviewing the strategic alternatives available to the Company, the Board preliminarily determined that the Plan was in the best interests of the Company's shareholders because it had the greatest likelihood of maximizing shareholder value. Because of the complexity of the proposed Plan, the Board asked its advisors to prepare a detailed timetable and a summary of the actions that the Company would have to take and an analysis of the questions that the Company would have to address if the Board chose to pursue those transactions. The Board further requested that the Company's advisors present the Board with historical performance and other analytical information on the Company, detailed information on the Levco Companies, and a financial analysis of the Company upon completion of the Plan.

     At a special meeting of the Board held on May 6, 1999, the Company's advisors presented historical information to the Board about the Company, including detailed performance and discount information. Because the Levco Companies would be the Company's principal asset upon consummation of the Plan, the Board reviewed information about Levco and its related companies, including information related to Levco's assets under management, Levco's investment performance and a variety of statistical and other data on Levin Management's consolidated financial condition. The Board also considered an analysis of the Company's ability to sell the Company's portfolio of publicly-traded securities and private securities as part of the Plan and reviewed a proposed outline of the mechanics of the Plan.

                                          WHY THE BOARD IS RECOMMENDING THE PLAN

     In addition, the Board considered information about CTO, particularly information relating to the historical market price and volume of trading in CTO Shares. Bob D. Allen, who is the chairman, president and chief executive officer of CTO, as well as a director of the Company, advised the directors that the CTO board had met on the afternoon of May 5, 1999 and that Mr. Gorter had confidentially advised the CTO board of the possibility that the Company might distribute the Company's CTO Shares to the Company's shareholders. Mr. Allen stated that the CTO board had concluded that this would be a positive development for CTO and its other shareholders, and that the CTO board was continuing to consider implementing a self-tender offer or other stock buyback program which, if approved by the CTO board, would take place after the Company completed the distribution of CTO Shares.

     On June 17, 1999, the Board met and approved the Plan in the form attached hereto as Appendix A and the amendment to the Company's Certificate of Incorporation needed to effect the reverse stock split in the form attached hereto as Appendix F, and directed that they be submitted to the Company's shareholders.

     Prior to approving the Plan, the Board reviewed, among other things, a detailed analysis of the material differences in the tax consequences to the Company's shareholders of adopting a plan of partial liquidation (as contemplated by the Plan) versus the tax consequences to shareholders of adopting a plan of complete liquidation of the Company. Under a complete liquidation, all of the Company's assets, including the shares of the Levco Companies owned by the Company, would be distributed to the Company's shareholders. The Board's analyses included estimates of the after-tax outcomes to shareholders under each type of liquidation plan that could result from the interaction between the tax consequences of such plan and a particular shareholder's basis in his Company Shares, the shareholder's effective tax rate on ordinary income, and the period during which the shareholder retains his Company Shares after the liquidation. In reviewing such analyses, the Board was advised of the relative tax effects of each type of liquidation plan on certain members of the Board.

     After considering these matters, the Board unanimously concluded that maintaining the Plan as a plan of partial liquidation was advisable and in the best interests of the Company's shareholders. In reaching this conclusion, the Board determined that it could not obtain all of the information necessary to fully assess the tax consequences of a partial liquidation versus a complete liquidation on all shareholders, including information concerning each shareholder's taxable status, tax basis in its Company Shares, effective tax rate on ordinary income, and intentions with respect to the long-term holding of the Company Shares. In light of both the unavailability of information and the absence of an objectively demonstrable advantage associated with a partial or a complete liquidation for all shareholders under all sets of assumptions, the Board determined that it was appropriate to give considerable weight to several other matters implicated by the choice of a partial liquidation versus a complete liquidation, including the following: (i) a delay would be occasioned by changing the Plan to a plan of complete liquidation as a result of additional or different regulatory and other requirements, and the Company's shareholders would be exposed to additional market risk during the period of such delay; (ii) a complete liquidation would require the Levco Companies to be newly listed on the New York Stock Exchange and in the event of changing market conditions, it might not be possible for the Levco Companies to meet the requirements for such listing, which the Board believed could result in a loss of liquidity to the Company's shareholders; (iii) a partial liquidation would better preserve continuity in the Company's management; and (iv) partial liquidation would afford flexibility in permitting the Company to retain private placement securities that the Board believed could not be sold on favorable terms during the time frame contemplated by the Plan.

     Lazard Freres' Analysis and Opinion

     At the May 6th meeting, Lazard Freres presented to the Board an analysis of the expected financial consequences of implementing the Plan and rendered an oral opinion, subsequently confirmed in writing, that, as of May 6, 1999, the receipt by the Company's shareholders of the distribution of cash and securities as part of the Plan, and the retention of the Company Shares by such holders immediately following that distribution, taken in the aggregate, is fair to the Company's shareholders from a financial point of view.

     The full text of the written opinion of Lazard Freres, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Appendix B and is incorporated herein by reference. Shareholders of the Company are urged to, and should, read the opinion in its entirety.

     In connection with rendering its opinion, Lazard Freres, among other things, performed the following:

     . held discussions with members of the Company's senior management with respect to the financial terms and conditions of the proposed Plan;

     . reviewed certain historical business and financial information relating to each of the Company, CTO and the Levco Companies;

     . reviewed various financial forecasts and other data provided to Lazard Freres by each of CTO and the Levco Companies relating to their businesses;

     . held discussions with members of senior management of each of the Company, CTO and the Levco Companies with respect to past and current business operations and financial condition, regulatory relationships, strategic objectives and the future prospects of their respective companies;

                                          WHY THE BOARD IS RECOMMENDING THE PLAN

     . reviewed public information with respect to certain other publicly-traded, closed-end, registered investment companies and certain other publicly-traded investment management companies;

     . reviewed the historical stock prices and trading volumes of the Company Shares and the CTO Shares; and

     . conducted such other financial studies, analyses and investigations as it deemed appropriate.

     Lazard Freres relied upon the accuracy and completeness of all of the financial and other information reviewed by it and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities or the solvency of the Company, including the assets or liabilities or the solvency of the Levco Companies. In that regard, Lazard Freres also assumed that all of the securities to be liquidated pursuant to the Plan, other than certain privately issued securities identified by management (the "Exception Securities"), will be sold at prices equal to the market prices in effect at April 30, 1999; with respect to the Exception Securities, Lazard Freres applied discounts to the asset values that were specified by the Company's management and assumed such Exception Securities will be sold at such discounted values. Lazard Freres assumed that financial forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of each of the Company, CTO and the Levco Companies. Lazard Freres assumed no responsibility for and expressed no view as to such forecasts or valuations or the assumptions on which they were based. In addition, Lazard Freres assumed that the distribution of the Company's investment in CTO to the Company's shareholders would have no effect upon the market for CTO's securities.

     Pursuant to the direction of the Company's legal and tax advisors, Lazard Freres also assumed, for purposes of its analysis, that each shareholder of the Company is subject to income tax at an aggregate state and federal rate of 45% on ordinary income and short-term capital gains and 25% on long-term capital gains. These assumptions may not be correct for each individual shareholder, as each shareholder will have tax considerations unique to its own position and status. In addition, Lazard Freres assumed that the Plan would not result in a return of capital to any shareholder in excess of such shareholder's tax basis in the Company Shares. Lazard Freres also assumed that the Plan will be consummated on the terms described to it by the Company's management and that obtaining the necessary approvals for the Plan will not have an adverse effect on the Company or the Levco Companies.

     Lazard Freres' engagement by the Company and its opinion are for the benefit of the Board and were rendered to the Board in connection with its consideration of the Plan. Lazard Freres' opinion does not constitute a recommendation as to how any Company shareholder should vote with respect to the Plan.

                                          WHY THE BOARD IS RECOMMENDING THE PLAN

     The following is a summary of certain of the financial analyses used by Lazard Freres in connection with providing its opinion to the Board on May 6, 1999.

     Historical Stock Trading Analysis. Lazard Freres reviewed the historical trading prices and volumes for Company Shares on a weekly basis from April 29, 1994 through April 30, 1999. This analysis showed that the average discount to net asset value for the Company Shares was18.5% over the past five years and 19.1% over the past year, with a discount of 26.1% on April 30, 1999. Lazard Freres also compared the price performance of Company Shares on a weekly basis from April 29, 1994 to April 30, 1999 with the performance of a group of two "value" investment style closed-end funds, including Central Securities Corporation and Zweig Fund (the "Value Peers"), a group of six "blend" investment style closed-end funds, including The Adams Express Company, Gabelli Equity Trust Inc., General American Investors Company, Inc., Liberty All-Star Equity Fund, Salomon Brothers Fund, Inc. and Tri-Continental Corporation (the "Blend Peers"), the Russell 1000 Value Index and the S&P 500 Index over the same period. This analysis indicated that the price of Company Shares decreased 4.9% over the past five years, while the Value Peers index increased 4.6%, the Blend Peers index increased 40.1%, the Russell 1000 Value Index increased 153.7% and the S&P 500 Index increased 204.5% over the same period. The analyses above relate solely to stock price and do not take into account capital gains or other distributions made by any of the above companies, including the Company, or any of the companies included in the indices above. In addition, Lazard Freres compared the discount or premium to net asset value at which Company Shares traded on a weekly basis from April 29, 1994 through April 30, 1999 to the discounts or premiums at which the Value Peers and the Blend Peers traded over the same period. This analysis indicated that Company Shares traded at a discount ranging from 12.4% to 27.5%, while the Value Shares trading prices ranged from an 10.7% premium to a 17.4% discount, and the Blend Peers traded at a discount ranging from 4.6% to 14.8% of net asset value.

     Portfolio Overview. Lazard Freres noted that cash, cash equivalents and publicly-traded investments represented, as of April 30, 1999, $694.0 million, or $17.78 per Company Share, of the Company's $815.4 million, or $20.89 per Company Share, total net asset value. Lazard Freres used market prices to determine the values of the assets included in the Company's publicly-traded investments.

     Projected Assets to be Distributed to the Company's Shareholders Pursuant to the Plan. Lazard Freres considered the net assets projected to be distributed to the Company's shareholders pursuant to the Plan (such net assets are referred to as the "Distributed Assets"). According to management's estimates of the values of Company's assets and liabilities as of April 30, 1999, the Distributed Assets would have an aggregate pre-tax value of $712.6 million, or $18.26 per Company Share. Making certain assumptions regarding tax rates applicable to the Company's shareholders outlined above, Lazard Freres noted that such holders would be subject to an aggregate tax of $105.8 million, or $2.71 per Company Share. Lazard Freres further noted that the Distributed Assets would have an aggregate after-tax value of $606.8 million, or $15.55 per Company Share, comprised of $541.8 million in cash, or

                                          WHY THE BOARD IS RECOMMENDING THE PLAN

$13.88 per Company Share, and $65.0 million in CTO Shares, or $1.67 per Company Share. Lazard Freres further noted that, following completion of the Plan, the Company's shareholders would retain an interest in the Levco Companies through their ownership of Company Shares and that no value for such interest was included in the Distributed Assets other than the proposed $20.0 million from partial repayment of the Company's $65.0 million loan to Levin Management.

     Interests of Company Shareholders. Lazard Freres compared the aggregate of the after-tax amount set forth above and the estimated post-Plan value of the Company Shares to the April 30, 1999 market price of $15.44 for the Company Shares. In conducting these analyses, Lazard Freres reviewed two cases: (i) the Levco Companies borrow $20.0 million of debt, with the proceeds used in partial repayment of the Company's $65 million loan to Levin Management and the remainder of the loan converted by the Company to equity of Levin Management; and (ii) the entire $65 million loan is converted by the Company to equity of Levin Management. For purposes of these analyses, Lazard Freres assumed that, since the Levco Companies would represent the principal asset of the Company after the Company completes the Plan, the estimated post-Plan value of the Company Shares, prior to any indebtedness, would be $115.0 million, or $2.95 per Company Share, which is the April 30, 1999 fair value for the Levco Companies as determined by the Board and as reflected on the Company's statement of assets and liabilities as of that date.

     In the first case, Lazard Freres noted that the Company's shareholders would receive Distributed Assets with an estimated after-tax value of $606.8 million, or $15.55 per Company Share, and $95.0 million in post-Plan Company Shares, or $2.43 per Company Share, for a cumulative value of $701.8 million, or $17.98 per Company Share, representing a premium of 16.5% over the April 30, 1999 market price for the Company Shares. In the second case, Lazard Freres noted that the Company's shareholders would receive Distributed Assets with an estimated after-tax value of $586.8 million, or $15.04 per Company Share, and $115.0 million in post-Plan Company Shares, or $2.95 per Company Share, for a cumulative value also of $701.8 million, or $17.98 per Company Share, also representing a premium of 16.5% over the April 30, 1999 market price for the Company Shares.

     Break-even Analysis. Lazard Freres also conducted a break-even analysis, consistent with the cases detailed above, to estimate the minimum implied valuation required for the Levco Companies in order for the estimated combined value of after-tax Distributed Assets and post-Plan Company Shares to be equal to the April 30, 1999 market price for the Company Shares. In the first case, Lazard Freres noted that the Company's shareholders would receive Distributed Assets with an estimated after-tax value of $606.8 million, or $15.55 per Company Share, an amount in excess of the April 30, 1999 market value for the Company Shares prior to any value being ascribed to the post-Plan Company Shares. In the second case, Lazard Freres noted that the Company's shareholders would receive Distributed Assets with an estimated after-tax value of $586.8 million, or $15.04 per Company Share; for the combined value of after-

                                          WHY THE BOARD IS RECOMMENDING THE PLAN
tax Distributed Assets and post-Plan Company Shares to be equal to the April 30, 1999 market price for the Company Shares would imply a multiple of the Levco Companies' firm value (which is equal to the market value of the firm's outstanding shares plus its long-term indebtedness less excess cash) to last-twelve-months' operating income ("Firm Value/LTM Operating Income") as of March 31, 1999 of 1.3x and a multiple of the Levco Companies' equity (which is equal to the market value of the firm's outstanding shares) value to 1999 estimated cash net income ("Equity Value/1999E Cash Net Income"), projected by the Levco Companies' management as of April 30, 1999, of 2.0x. Lazard Freres compared these multiples with those of certain publicly-traded asset management companies including Conning Corporation, Eaton Vance Corporation, Gabelli Asset Management, Inc., Federated Investors, Inc., Franklin Resources, Inc., John Nuveen Company, Phoenix Investment Partners, Ltd., T. Rowe Price Associates, Inc., United Asset Management Corp. and Waddell & Reed Financial, Inc. These companies were chosen because they are publicly-traded companies with operations that, for purposes of this analysis, may be considered similar to the Levco Companies. Lazard Freres noted that the median Firm Value/LTM Operating Income multiple for these companies was 9.8x, with the lowest at 7.4x. Lazard Freres further noted that the median Equity Value/1999E Cash Net Income multiple for these companies was 11.9x, with the lowest at 9.8x.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible of partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Lazard Freres' opinion. In arriving at its fairness determination, Lazard Freres considered the results of all these analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company, CTO, the Levco Companies or the contemplated transaction. Lazard Freres prepared the analyses solely for purposes of providing its opinion to the Board as to the fairness, from a financial point of view, of the receipt of the distribution of cash and securities to the Company's shareholders pursuant to the Plan and the analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither the Company, Lazard Freres nor any other person assumes responsibility if future results are materially different from those contemplated. As described above, Lazard Freres' opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Plan. This summary does not purport to be a complete description of the analyses performed by Lazard Freres and is qualified by reference to the written opinion of Lazard Freres set forth in Appendix B to the proxy statement.

     Lazard Freres is an internationally recognized investment banking and advisory firm. Lazard Freres, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and

                                          WHY THE BOARD IS RECOMMENDING THE PLAN
acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes. Lazard Freres was selected to act as investment banker to the Company in connection with the Plan because of its reputation as an internationally recognized investment banking and advisory firm. In the past, Lazard Freres has provided investment banking services to the Company, including services related to the Company's acquisition of the Levco Companies, for which Lazard Freres was paid customary fees.

     In the ordinary course of business, Lazard Freres and its affiliates may actively trade in the securities of the Company or CTO for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. As of the date hereof, Lazard Freres holds no Company Shares or CTO Shares for its own account; Lazard Freres holds 1,250 Company Shares in customer and employee accounts.

     Pursuant to letter agreements dated February 10, 1999 and April 29, 1999 (collectively, the "Engagement Letter"), the Company engaged Lazard Freres to act as investment banker to the Board in connection with the Plan. In the Engagement Letter, the Company agreed to pay to Lazard Freres (i) a fee of $250,000 upon execution of the Engagement Letter, (ii) a fee of $250,000 upon public announcement of the Plan, (iii) a fee of $250,000 upon publication of this proxy statement and (iv) an additional fee of $1,750,000, less any fees previously paid pursuant to clauses (ii) and (iii), upon consummation of the Plan. The Company also agreed to reimburse Lazard Freres for certain out-of-pocket expenses in connection with its engagement and to indemnify Lazard Freres and certain related persons against certain liabilities, including liabilities arising under the Federal securities laws, relating to or arising out of its engagement.

                                          WHY THE BOARD IS RECOMMENDING THE PLAN

     Conclusion

     After extensive discussion on the information presented to the Board, the mechanics of effecting the Plan and the consequences to the Company's shareholders, the Board unanimously concluded that the proposed Plan was in the best interests of the Company's shareholders. The Board preliminarily adopted the Plan on May 6, 1999 and adopted the final form of the Plan on June 17, 1999.

SUMMARY OF THE PLAN

     The text of the Plan is attached to this Proxy Statement as Appendix A. The information below is only a summary and is qualified in its entirety by reference to the Plan.

     Plan Description

     The Plan authorizes the Company to:

                                          WHY THE BOARD IS RECOMMENDING THE PLAN

     . stop investing in accordance with the Company's current investment objectives, restrictions and policies, liquidate the securities held in the public portfolio and continue liquidating the private portfolio;

     . invest the proceeds of the liquidation in short-term, liquid investments;

     . distribute the proceeds of the liquidation and the Company's shares of CTO to the Company's shareholders;

     . prepare and file the documents necessary to deregister the Company as an investment company and close the Company's Chicago office after the Company has deregistered; and

     . continue in business as a holding company, the principal asset of which will be the Levco Companies.

     The Plan will become effective immediately upon approval by the Company's shareholders, although the Company will not complete implementing the Plan for several months. Until the Plan has been completely implemented - that is, until the Company has completed the distributions contemplated by the Plan and deregistration as an investment company has occurred - the Board has the power to abandon, defer or modify the distributions or any other matter the Plan contemplates. The Board will take such an action only if it concludes that doing so will be in the best interests of the Company and its shareholders.

     Liquidation of Private and Public Portfolios and Distribution of Proceeds

     The Plan provides for the sale of the securities in the public and private portfolios. Under the Plan, the Company's officers will continue their efforts to sell the securities in the private portfolio and Levco will sell the securities in the Company's public portfolio in an orderly manner over a period of time, in each case, at prices and on terms and conditions as the Company's officers and Levco believe are reasonable and in the best interests of the shareholders and the Company. As portfolio securities are sold, the Company's officers will invest the proceeds in short-term, high quality investments.

     As of May 31,1999, the total value of the Company's public portfolio and private placement securities was approximately $619 million, and the Company's tax basis in those securities totaled approximately $477 million. Included in these totals are private placement securities whose values, totaling about $11 million, were determined by the Board. The amount of proceeds from the liquidation the Company will distribute to shareholders will depend on the values of the securities when they are sold and the costs the Company incurs, including commissions, to sell the securities. The final amounts the Company will distribute to shareholders may be more or less than the values of the Company's securities noted above. The public announcement and the timing of the commencement of the Plan's implementation may also affect the prices at

                                                   PLAN SUMMARY - LIQUIDATION OF
                                                  PRIVATE AND PUBLIC PORTFOLIOS
which the Company sells these securities. The Company will retain some of the sale proceeds to pay for the expenses of implementing the Plan, the reverse stock split (see "Approval of Amendment to the Certificate of the Incorporation of Baker, Fentress & Company" for information on the reverse stock split), for operating the Chicago office until it is closed, for on-going costs of the Company and for other expenses in connection with the Plan, including severance and other employee-related matters.

     The Company will distribute the net cash proceeds of the sales of the Company's securities investments to shareholders on a proportionate basis, based upon the number of shares each shareholder owns at various record dates that the Company will determine and announce. The Company has not yet finalized the schedule for making the distributions. However, at this time, the Company believes it will make its first distribution of cash (which will consist of an initial capital gain distribution) on September 24, 1999 (to shareholders of record at a date the Board will determine). This distribution probably will occur at or about the same time the Company distributes its CTO Shares to shareholders (see "Distribution of CTO Shares" below). The Company plans to distribute the balance of the net cash proceeds in one or two additional distributions (again, to shareholders of record at a date the Board will determine). If the Company decides to make only one additional distribution (which would consist of an ordinary income dividend, a long-term capital gain distribution, a distribution of retained earnings and profits and a return of capital), the Company believes it would make that final distribution on January 7, 2000. However, if the Company decides to make two additional distributions, the Company believes the first additional distribution (which would consist of an ordinary income dividend and a long-term capital gain distribution) would occur in late December 1999, with a final distribution (which would consist of a distribution of retained earnings and profits and a return of capital) on January 7, 2000. These dates and proposed distributions are tentative and the Board may change them.

     Federal Income Tax Consequences of the Liquidation and Distribution. The distributions of cash from the sale of the Company's securities will be taxable. The taxable amounts will depend on the amounts received by the Company for the securities sold, the Company's basis in such securities and your basis in your Company shares. See "FEDERAL INCOME TAX CONSEQUENCES" for more information on the tax consequences of the distribution.

     Distribution of CTO Shares

     The Plan includes a special dividend to Company shareholders of all of the CTO Shares owned by the Company. As a result of the distribution of CTO Shares, Company shareholders will own the CTO Shares directly and will enjoy greater flexibility in making investment decisions regarding CTO. Your proportionate ownership interest in CTO will not change (except as affected by fractions see "Partial or Fractional Shares" below). After the distribution of the CTO Shares, you will own directly the same economic interest in CTO you now own through your ownership of shares of the Company's stock.

     Manner of Effecting the Distribution. If shareholders approve the Plan and all other conditions to the distribution are satisfied (or waived by the Board), the Company currently anticipates that it will distribute the CTO Shares on September 24, 1999 (to shareholders of record at a date the Board will determine). This date is tentative and

                                                   PLAN SUMMARY- DISTRIBUTION OF
                                                                      CTO SHARES
the Board may change it. At or about the time the Board sets the record date and the date for the distribution of the CTO Shares, it will determine the number of CTO Shares it will distribute in proportion to each Company Share. The Board will base this determination on the number of Company Shares and CTO Shares outstanding. The Company currently estimates that you will receive 1 CTO Share for each 7.8058 Company Shares you own, based on the number of Company Shares and CTO Shares outstanding on May 31, 1999. On the distribution date, the Company will deliver all of the outstanding CTO Shares that it owns to ChaseMellon Shareholder Services, LLC, the Distribution Agent. The Distribution Agent will then mail the certificates for the CTO Shares to Company shareholders who are entitled to receive them as of such record date. All the CTO Shares will be fully paid and nonassessable. CTO shareholders will not be entitled to preemptive rights, which means that CTO shareholders will not have the right to buy additional shares of a new issue to preserve their equity before others have a right to purchase shares of the new issue. See "Description of CTO Capital Stock" below.

     Company shareholders do not have to exchange their Company Shares for CTO Shares. DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

     Partial or Fractional Shares. The ratio of CTO Shares to Company Shares that the Company will use to determine the number of CTO Shares to give to each shareholder will result in Company shareholders being entitled to partial CTO Shares. The Company will not send out certificates for partial CTO Shares. Instead, the Distribution Agent will pool all the fractional shares together and sell them at the prevailing market price, at such times and in such amounts as the Distribution Agent shall determine, and distribute the net cash proceeds (after deduction of brokerage fees) to the Company shareholders who would have received the partial CTO Shares. The Company will pay the fees and expenses of the Distribution Agent.

     Federal Income Tax Consequences of the Distribution. The distribution of CTO Shares will be taxable. The taxable amount will depend on the number of shares you receive from the Company, the Company's basis in such securities and the market value of the CTO Shares on the date of distribution. See "FEDERAL INCOME TAX CONSEQUENCES" for more information on the tax consequences of the distribution.

     Listing and Trading of CTO Shares. CTO Shares are currently traded on the AMEX under the symbol "CTO." For a description of CTO Shares see "Description of CTO Capital Stock" below. It is expected that CTO Shares will continue to be listed and traded on the AMEX after the distribution. The distribution will cause a significant number of additional CTO Shares to be available for trading, and there can be no assurance as to the prices at which trading in CTO Shares will occur after the distribution. The prices at which the CTO Shares trade may fluctuate significantly until the Company fully distributes the CTO Shares, the Distribution Agent concludes its sales of fractional CTO Shares and an orderly market develops. The marketplace will determine

                                                      PLAN SUMMARY- DISTRIBUTION
                                                                   OF CTO SHARES
the prices at which the CTO Shares ultimately trade. The price may be influenced by, among other factors, the depth and liquidity of the market for the CTO Shares, investor perception of CTO and the industry in which CTO participates, CTO's operating results, CTO's dividend policy and general economic and market conditions. The Company cannot assure you that the CTO Shares distributed will trade at a price equal to or above the price at which they were included in calculations of the Company's net asset value - in other words, the price could go up or down.

     CTO Shares have experienced substantial and lengthy periods of illiquidity in the past. Although the CTO board has stated that it is continuing to consider implementing a self-tender offer or other stock buyback program, there can be no assurance that an active or liquid trading market will develop, or that if one develops, that it will continue. A public market having the desirable characteristics of depth, liquidity and orderliness depends on the simultaneous presence in the market of both willing buyers and sellers of CTO Shares, which is not within the control of the Company or CTO.

     Relationship Between CTO and the Company after the Distribution. Mr. Allen, Mr. Goodwin, Mr. Gorter, Mr. Levin and Mr. Peterson, each of whom are officers and/or directors of the Company, are also direct shareholders of CTO. Certain of Levco's clients are also shareholders of CTO. Each of the officers and directors of the Company and Levco's clients who own Company Shares will receive CTO Shares in the distribution, on exactly the same terms as every other Shareholder. See "Manner of Effecting the Transaction"

     Following the distribution, Mr. Allen will continue to be CTO's Chairman, President and Chief Executive Officer and will also serve as a director of the Company. Mr. Peterson will also continue to serve as a director of CTO. No other person will hold a position with both the Company and CTO at that time.

     Although the Company has controlled CTO for many years, CTO operates autonomously and there have not been interested transactions or affiliated relationships between the Company and CTO that materially impact CTO's business operations. As a result, the Company does not expect that CTO's business will be significantly affected if the Company is no longer its majority shareholder.

     CTO Dividend Policy. CTO has paid dividends annually on a continuous basis since 1976. Nevertheless, the determination of the amount of future cash dividends, if any, that CTO will declare and pay is in the sole discretion of CTO's board and will depend on CTO's financial condition, earnings and funds from operations, the level of its capital expenditures, dividend restrictions in its financing agreements, its future business prospects and other matters as CTO's board deems relevant.

     Description of CTO Capital Stock. At the date hereof, the authorized capital stock of CTO is 10,050,000 shares, consisting of 10,000,000 shares of common stock (of which the Company owns, and will distribute, 5,000,000) and 50,000 shares of

                                                  PLAN SUMMARY - DISTRIBTUION OF
                                                                      CTO SHARES
preferred stock. There are a total of 6,371,833 shares of CTO outstanding as of May 31, 1999. No shares of preferred stock are currently outstanding.

     Publicly Available Documents. The SEC allows us to provide information about CTO by referring you to the documents that CTO files under the Securities Exchange Act of 1934. CTO has informed the Company that it is current in its reporting obligations. For details about CTO, its business, management, capital structure and current happenings at CTO, you may wish to review the documents listed below. Each document is available on the SEC's website (www.sec.gov) or
                                                               -----------
may be obtained without charge by contacting Consolidated-Tomoka Land Co., 149 South Ridgewood Avenue, Daytona Beach, Florida 32114, or by calling (904) 255-755 8:

     .    Annual Report on Form 10-K for the year ended December 31, 1998.

     .    Annual Report to Shareholders for the year ended December 31, 1998.

     .    Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     .    Current Reports on Form 8-K dated May 10, 1999 and April 22, 1999.


     Deregistration as Investment Company

     The Plan provides for the eventual cessation of the Company's investment activities and its deregistration under the Investment Company Act, which requires the SEC to enter an order declaring that the Company has ceased to be an investment company. The Company plans to apply for deregistration promptly and will seek to have the order entered as soon as practicable after the date of the last distribution. The Company anticipates that the SEC will issue an order approving the deregistration of the Company when the Company is no longer doing business as an investment company.

     Until the SEC issues the deregistration order, the Company will continue to be subject to, and intends to comply with, the Investment Company Act. After the issuance of the deregistration order, the Company will be subject to the rules and regulations applicable to public operating companies. The Company will file with the SEC an annual report on Form 10-K, quarterly reports on Form 10-Q and other reports required of public companies, and will continue to hold its annual meeting of shareholders.

     In connection with the cessation of investment company activities and deregistration of the Company, the Company will close its Chicago office. Currently, the Chicago office employs 10 people, of which five are also officers of the Company. The Company intends to retain these employees through about June 30, 2000, so that they can assist in the ongoing business of the Company and the distribution and liquidation of the Company's assets.

                                                   PLAN SUMMARY - DEREGISTRATION
                                                           OF INVESTMENT COMPANY

     The following discussion is intended only to aid shareholders in assessing the Plan. Employees of the Chicago office may receive year-end bonuses for 1999 and salary increases for 2000 consistent with past practice. Employees who leave the Company prior to the actual closing of the Chicago office will receive certain benefits, including full vesting of the Baker Fentress Money Purchase Pension Plan (see "Compensation - PENSION PLAN" for a description of the Pension
Plan), to the date of leaving, certain health insurance coverage and payment for unused vacation days. Employees who stay through the date of the closing of the Chicago office or until the Company's need for their services has ceased will receive additional benefits, including a tenure payment equal to a portion of the employee's salary multiplied by the number of years employed by the Company; a termination bonus equal to the employee's 1998 bonus times a factor of five; and extended health insurance coverage. The Company estimates that the aggregate costs of these benefits will be approximately $1,210,000.

STRUCTURE OF THE COMPANY AFTER THE DISTRIBUTIONS

     The Levco Companies

     Background. If the Company's shareholders approve the Plan, the principal asset of the Company following consummation of the Plan will be the Levco Companies.

     As a shareholder of the Company, you already own an interest in the Levco Companies. However, after liquidation of the private and public portfolios of the Company and the distribution of CTO shares, your interest in the Company will be comprised solely of an interest in the Levco Companies and in whatever private placement securities the Company does not sell prior to the distribution under the Plan. Because your investment in the Company will change, set forth below is a description of the Levco Companies' primary business and a discussion of the principal risks of investing in an investment adviser (which is what the primary business of the Company will become after consummation of the Plan).

     The Company believes that implementing the Plan will provide the Levco Companies with opportunities for growth by eliminating the restrictions on its activities that the Investment Company Act imposes and by enhancing its ability to attract and retain professionals. There can be no assurance, however, that the Levco Companies will be successful in capitalizing on available growth opportunities. The Company is currently exploring whether to change the name of its investment management business.

     Description of Levco. Levco is a registered investment adviser that specializes in managing equity portfolios for institutional and individual investors primarily in the

                                                   PLAN SUMMARY - DEREGISTRATION
                                                           OF INVESTMENT COMPANY

United States. Most accounts are managed pursuant to a large cap value strategy, but the firm also offers an event-driven, risk arbitrage product and other more specialized investment programs.

     In addition to serving as investment adviser to the Company for its public portfolio, Levco also serves as an adviser or subadviser to other registered investment companies, including the Levco Equity Value Fund, the MainStay Research Value Fund and a portion of the portfolio of the Vanguard Equity Income Fund.

     Levco also acts through its wholly-owned subsidiary, Levco GP, Inc., as the general partner of a number of private investment partnerships and serves directly as an adviser to private investment vehicles organized outside the United States. For managing these vehicles, Levco and Levco GP, Inc. are entitled to receive both a fixed management fee based on a percentage of the assets and a share of net profits.

      Since July 1996, Levco has participated in a wrap fee program sponsored by a major brokerage firm. In 1999, Levco began participating in a wrap fee program with another major brokerage firm. In these programs, clients pay the sponsor an asset-based fee that covers brokerage commissions, advisory services, custodial fees and other reporting and administrative services. Investors are able to select Levco from among the limited number of managers participating in the program, and Levco receives a portion of the wrap fee paid by the clients who select Levco to manage their accounts through the program. As of May 31, 1999, Levco has approximately 4,200 wrap fee accounts for which it receives a fixed asset-based fee from the sponsor.

     LEVCO Securities, Inc., a wholly-owned subsidiary of Levco, is a registered broker-dealer that clears through Correspondent Services Corporation, a PaineWebber company, on a fully-disclosed basis. Generally, Levco Securities' clients are advisory clients of Levco, and the trades executed through it are generally placed by Levco in its capacity as investment adviser.

     Levco's Clients

     Levco's investment advisory business includes services provided to institutional and individual accounts, wrap fee accounts, partnership accounts and subadvisory accounts.

[Pie charts omitted]

                          Types of Clients

Arbitrage                          6%
Institutional                     45%
Investment Companies              14%
Individual                        22%
Partnerships                       1%
WRAP                              12%

                     Detail of Institutional Clients

Foundation and Endowment          35%
Corporation and Public            25%
Taft-Hartley                      17%
Insurance and Other               23%

                               STRUCTURE OF COMPANY AFTER DISTRIBUTION - LEVCO

Total Assets Under Management - All Clients Total Assets Under Management -
Institutional:
        $8,271 million                                        $3,661 million

__________________
Data as of 5/31/99

     Institutional and Individual Accounts. Institutional accounts represented 45% of Levco's total assets under management, with a total market value of $3,661 million at May 31, 1999. Currently, Levco serves as investment adviser to more than 130 separate institutional accounts. The average institutional account value at May 31, 1999 was approximately $28 million.

     Levco also manages accounts for individuals, which comprised approximately 22% of Levco's total assets under management as of May 31, 1999. Levco's individual client base represented more than 480 accounts, the average value of which at May 31, 1999 was approximately $4 million.

     Investment companies represented 14% of Levco's total assets under management, with a total market value of $1,142 million as of May 31, 1999. Currently, Levco serves as investment adviser or subadviser to four investment companies: Levco Equity Value Fund, Vanguard Equity Income Fund, MainStay Research Value Fund and the Company. As of May 31, 1999, Levco managed $548 million of assets for the Company, which represented 48% of the total assets of the advised and sub-advised investment companies. If shareholders approve the Plan, Levco will no longer manage the Company's assets.

     Wrap Fee Accounts. With approximately $1,005 million of managed assets as of May 31, 1999, wrap fee accounts represented 12% of Levco's total assets under management. Levco had more than 4,200 wrap fee accounts which had an average value as of May 31, 1999 of approximately $231,000.

     Levco Partnerships. The Levco Partnerships represented approximately 1.5% of Levco's total assets under management, with a total market value of $121 million as of May 31, 1999 (excluding the arbitrage partnership).

     Arbitrage Accounts. Arbitrage accounts represented 6% of Levco's total assets under management with a total market value of $493 million as of May 31, 1999.

     The table below shows the assets under management of Levco at the dates indicated:

                                 STRUCTURE OF COMPANY AFTER DISTRIBUTION - LEVCO

                     Assets Under Management (in millions)
                     -------------------------------------

                             At May 31,                                 At December 31,
                                             ----------------------------------------------------------------------
Advisory Accounts               1999              1998           1997          1996          1995          1994
-----------------            ----------      -------------   ------------  ------------  ------------  ------------
   Institutional and
   Individual Accounts*          $6,652             $7,074         $6,711        $6,097        $5,037        $3,505
   Levco Partnerships               121                127            158           224           221           190
   Arbitrage Accounts               493                355            139           123           129           120
   Wrap Fee Accounts              1,005                757            351            45             0             0
                             ----------      -------------   ------------  ------------  ------------  ------------
TOTAL                           $8,,271             $8,313         $7,359        $6,489        $5,387        $3,815
                             ==========      =============   ============  ============  ============  ============

* Includes the Company's assets under management, which assets the Company will sell, and Levco no longer will manage, if shareholders approve the Plan.

     Levco's assets under management have increased over each of the periods indicated. The growth has been generated by maintaining a relatively stable client base, attracting new clients, entering the wrap fee business, and market appreciation of assets under management. Levco's wrap fee business, which Levco began in 1996, has attracted net "new business" - meaning that the assets under management of new clients and additional contribution of assets by existing clients have exceeded withdrawals of assets by clients. In 1997 and 1998, Levco's separate account business grew overall, although the level of redemptions from separate account clients was higher than the amount of new assets Levco obtained. Increases in assets from market appreciation more than offset the net withdrawals. During the first five months of 1999, market appreciation approximately offset net withdrawals by clients.

     Financial Information about the Levco Companies

     The consolidated revenues of Levin Management consist principally of investment management fees (called "IMF Fees") based on the value of assets under management, from separately managed accounts, wrap fee accounts and the Levco Partnerships, as well as incentive allocations to Levco GP from the Levco Partnerships and performance fees from certain managed accounts.

     The table below shows Levin Management's consolidated revenues and operating income for the periods indicated. For pro forma financial information about the Company and Levco, see Appendix D.

            Revenues and Operating Income (in millions) (unaudited)
            -------------------------------------------------------

                                             For Three Months
                                             Ended March 31,                           At December 31,
                                       ---------------------------      ----------------------------------------------
                                          1999            1998             1998            1997             1996(a)
                                       ----------      -----------      ----------      -----------       -----------
Revenues:
   Advisory Fees:
     IMF Advisory                            $8.2            $8.5            $32.3            $33.6             $29.1
     IMF WRAP Accounts                        1.0             0.7              3.6              1.2               0.0

                                 STRUCTURE OF COMPANY AFTER DISTRIBUTION - LEVCO

     Other                                    0.2             0.0              0.3              0.0               0.0
                                       ----------      ----------       ----------      -----------       -----------
       Total Advisory Fees                    9.4             9.2             36.2             34.8              29.1
     Arbitrage and Partnership
     Incentive Fees                           2.6             1.2              4.3              2.8               4.7
                                       ----------      ----------       ----------      -----------       -----------
       Total Fees                            12.0            10.4             40.5             37.6              33.8
   Other                                      0.4             0.4              1.5              1.6               1.3
                                       ----------      ----------       ----------      -----------       -----------
     Total Revenues                          12.4            10.8             42.0             39.2              35.1

Expenses:
--------
Salaries and Benefits                         2.9             2.2              8.7              7.1               6.6
Bonus (incl. guaranteed)                      3.5             3.2             13.6             10.4  (c)          7.9   (b)
                                       ----------      ----------       ----------      -----------       -----------
   Total Compensation                         6.4             5.4             22.3             17.5              14.5
Non-Compensation Expenses                     1.7             1.0              6.0              4.1               4.1
                                       ----------      ----------       ----------      -----------       -----------
   Total Expenses                             8.1             6.4             28.3             21.6              18.6
                                       ----------      ----------       ----------      -----------       -----------

Operating Income(d)                          $4.3            $4.4            $13.7            $17.6             $16.5
                                       ==========      ==========       ==========      ===========       ===========

______________________
(a) The information shown for 1996 includes the period before the Company's acquisition of Levco on June 28, 1996.
(b) Pro forma for agreed-upon revenue split pursuant to the bonus plan approved by shareholders in 1996 bonus expense.
(c) Excludes $1.6 million of non-recurring.
(d) Operating income as shown excludes interest income, interest expense and taxes on income.

    Management fees for all periods include the fees the Company paid to Levco, which will not continue after the Company sells its public portfolio securities. The Company's fees to Levco for the first quarter of 1999 were $300,000 (approximately 2.4% of total revenues), for 1998 were $1.5 million (about 3.6% of total revenues), for 1997 were $1.5 million (about 3.8% of total revenues) and for the six-month period ended December 31, 1996 were $750,000 (about 2.1% of total revenues).

     Levin Management's largest expense is salary and bonus for its employees. Expenses relating to salary and bonus increased significantly over the periods indicated. During that time, Levco made significant investments in developing its client servicing and marketing areas. It hired additional employees, including more senior employees, such as senior portfolio managers and a Director of Institutional Marketing. The institutional marketing group focuses on serving and attracting institutional clients such as corporations, pension plans, university endowments, and non-profit foundations. Levco has also launched an effort to enhance its institutional client relationships and raise its profile in the consultant community. It is also beginning to target public employee and labor union pension plans. In 1996, Levco had 53 employees, of which 16 were portfolio managers, traders and analysts. As of May 31, 1999, Levco employed 79 people, of which 22 were portfolio managers, traders and analysts. Although this increase in the number of employees and, especially the number of professional employees, has led to an increase in recruiting expenses and other expenses relating to salaries and bonuses, Levco believes the additions of these employees will permit it to provide superior service to its clients and to be positioned to further develop its business. Levco also increased the level of investment in promotional spending and expanded its office space, each of which increased Levco's expenses.

                                 STRUCTURE OF COMPANY AFTER DISTRIBUTION - LEVCO

     Levco's audited financial statements at and for the years ended December 31, 1998 and December 31, 1997 are attached to this proxy statement as Appendix
C. The condensed pro forma financial statements of the Company, including the Levco Companies, are attached to this proxy statement as Appendix D.

     Levco's Contractual Arrangements

     Levco has entered into investment advisory and management agreements with, or for the benefit of, each of its clients. Levco bases its management fees, other than incentive allocations from the Levco Partnerships, performance-based fees and certain fixed dollar amount arrangements (generally with family members of employees), on a percentage of assets under management and scales these fees according to the size of each account. Either the client or Levco generally may terminate these contracts without penalty within five business days of the date of acceptance. Thereafter, either party typically may terminate the agreement at any time upon written notice. In cases in which Levco serves as an adviser or sub-adviser for a mutual fund client, the fund or the investment adviser generally may terminate the relevant sub-advisory agreement on relatively short notice.

     In connection with Levco's activities as a broker-dealer, Levco maintains a contractual relationship with Correspondent Services Corp., a PaineWebber company, for clearance services. The agreement is a standard clearing agreement that either party may terminate upon 60 days prior written notice (or immediately for cause). It assigns account supervisory responsibility to Levco and grants the clearing agent the authority to execute and report securities transactions for Levco's clients.

     Directors and Officers of Levco

     Shown below is a list of each current director and officer of Levco, his or her present position, age at June 23, 1999, and principal occupations during the last five years. Messrs. Levin and Gorter are also officers and directors of the Company. Mr. Kigner is also a director of the Company. All Levco directors serve until the election of their successors.

     John A. Levin, 60, Director, Chairman and Chief Executive Officer. Chairman and Chief Executive Officer of Levin Management and Levco since June 1996; prior thereto, President and Securities Analyst/Portfolio Manager of the predecessor to Levco.

     Jeffrey A. Kigner, 38, Director, Co-Chairman and Chief Investment Officer. Co-Chairman of Levin Management and Levco since July 1997 and Chief Investment Officer of Levco since September 1997; prior thereto, Executive Vice President of Levco from June 1996 to June 1997; prior thereto, Securities
Analyst/Portfolio Manager of the predecessor to Levco.

                                 STRUCTURE OF COMPANY AFTER DISTRIBUTION - LEVCO

     Glenn A. Aigen, 36; Director, Vice President and Chief Financial Officer. Vice President and Chief Financial Officer of Levin Management and Levco since June 1996; prior thereto, Director of Operations of the predecessor to Levco from November 1993 to June 1996.

     James P. Gorter, 69, Director. Director of Levin Management and Levco since June 1996; Chairman of the Board of the Company; limited partner of Goldman Sachs & Co. until May 1999.

     Anson M. Beard, Jr., 63, Director. Director of Levin Management and Levco since July 1997 and Advisory Director at Morgan Stanley Dean Witter & Co. since July 1997; prior thereto, Managing Director at Morgan Stanley & Co.

     Carol L. Novak, 51, Vice President and Secretary. Vice President and Secretary of Levin Management and Levco since June 1996; prior thereto, Secretary and Treasurer of the predecessor to Levco.

     Levco is currently engaged in a search for a chief operating officer whose responsibilities would include internal administration and the development and implementation of business strategy.

     Levco's Employees

     At May 31, 1999, Levco employed 79 people, including 22 investment professionals of whom 11 were primarily portfolio managers, seven were primarily securities analysts and four were traders or trading associates. The 22 investment professionals have more than 275 years of collective experience in finance, with an average of 13 years in the industry, and five years at Levco or its predecessor. The senior investment professionals have an average of eight years at Levco or its predecessor.

     Levco's Properties

     Levco's executive offices are located at One Rockefeller Plaza, New York, New York 10020. Levco's offices currently encompass approximately 33,000 square feet and are governed by a 10-year lease, which expires in January 2008. The majority of Levco's operations are conducted at this location and the Company's business will be conducted at this location after the Company closes its Chicago office. Levco expanded its space to its current configuration in 1998 and Levco believes that its facilities are adequate for its current level of operations and the anticipated level of operations should the Company's shareholders approve the Plan.

                                 STRUCTURE OF COMPANY AFTER DISTRIBUTION - LEVCO

CHANGES THAT WILL RESULT FROM IMPLEMENTING THE PLAN

     There are several changes that will occur as a result of the Company implementing the Plan:

     . Levco will no longer manage the Company's public portfolio. This will reduce Levco's revenues by the amount of the fees the Company has paid to Levco, which totaled $1.5 million in 1998 and $1.5 million in 1997.

     . Levin Management owes the Company $65 million, which was incurred in connection with the acquisition of Levco. Levin Management currently is exploring relationships with unrelated lenders that could enable it to borrow, during the fourth quarter of 1999, up to $20 million to use to repay part of its debt to the Company. To the extent that borrowings are not available on terms that the Board deems advisable, or not used to repay debt, the Company expects to contribute the remaining debt to Levin Management's capital, which means that Levin Management will not repay such debt.

     . If the Company were not an investment company, it would have been required to account for the 1996 acquisition of Levco as a "purchase." The effect of that would have been that the excess of the purchase price over the fair value of the assets acquired would have appeared on Levin Management's balance sheet as goodwill and other intangible assets, such as employment contracts and advisory agreements. These intangibles would have been allocated to the various acquired assets and amortized (reducing the Company's earnings) over the useful life of each asset.

          When the Company ceases to be an investment company, it will have to account for the acquisition in this way. The Company will then prepare consolidated financial statements (including the Company and the Levco Companies) to give effect to that acquisition. The consolidated balance sheet will include an amount of goodwill and other intangibles equal to the amount of goodwill and other intangibles that the Company would have included at the time of the acquisition had it been subject to these rules, less the amount that the Company would have amortized from the time of the acquisition through the date of the new financial statements.

          The amortization of the goodwill and intangibles will have the effect of reducing the Company's reported earnings, but will not reduce the Company's cash flow.

     . Initially, the Company does not expect to pay significant dividends, if any, to its shareholders and the Company will not have an income, dividend or capital gain reinvestment plan.

                                      27           CHANGES THAT WILL RESULT FROM
                                                           IMPLEMENTING THE PLAN

     . A daily net asset value will no longer be applicable; instead, the Company's value will be reflected in its stock price.

     .    Shareholders will have a direct interest in CTO.

These changes, and others, are reflected in the pro forma condensed balance sheet and statement of income that are attached to this proxy statement as Appendix D. The pro forma statements are based on the audited financial statements of the Company and Levin Management as of December 31, 1998, with the adjustments described in Appendix D.

FEDERAL INCOME TAX CONSEQUENCES

     Under current Federal tax law, the following are the Federal income tax consequences generally arising with respect to the Plan. This discussion is intended for your information in considering how to vote on the proposals and not as tax guidance to shareholders.

     This summary of federal tax consequences of the Plan is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and regulations, all as in effect on the date of this Proxy Statement. These laws, regulations, and interpretations all are subject to change and those changes may be retroactive. This summary does not discuss tax consequences under state, local, or foreign tax laws or tax consequences to persons that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. You should consult with your own tax advisors to determine the tax effect of the proposed transactions and, specifically, the tax effect of the application of United States federal income tax laws, as well as the laws of any state, local, or foreign taxing jurisdictions, to your particular situation.

     Status of the Company as Regulated Investment Company

     The Company has operated for federal income tax purposes as a regulated investment company under Subchapter M of the Code and intends to continue to qualify as a regulated investment company through December 31, 1999. Thereafter the Company intends to be treated for federal tax purposes as a C corporation, i.e., a corporation subject to the general rules of corporate taxation. (See "Termination of Regulated Investment Company Status" below.)

     As part of the Plan, the Company intends to sell substantially all of its investments, except for its stock in CTO and Levco. These sales will be taxable transactions for the Company, with gain or loss measured by the excess, or deficit, as the case may be, of the amount received for the securities minus their adjusted federal tax basis in the hands of the Company. The character of such gain as short-term or long-term will be

                                      28           CHANGES THAT WILL RESULT FROM
                                                           IMPLEMENTING THE PLAN
determined by the period for which the Company has held the securities, rather than the period for which you have held your Company Shares. For federal tax purposes, the distribution of CTO Shares by the Company to its shareholders will be treated as a sale by the Company of its CTO Shares for fair market value, causing the Company to realize a long-term capital gain equal to the excess of such value over the Company's adjusted tax basis in its CTO Shares.

     As long as it continues to comply with the distribution and diversification requirements applicable to regulated investment companies, the Company itself will not be liable for federal taxes on its sales of securities or its distribution of CTO Shares pursuant to the Plan; rather you will include in your income the amount of net investment income and net realized capital gain that is distributed to you. (See "Treatment of Company Shareholders.") The Plan contemplates that the Company will make distributions of cash and CTO Shares that you will be required to include in your income with respect to the year ended December 31, 1999. These distributions will include substantially all of the income and gain recognized by the Company in 1999 from its sales of securities as part of the Plan as well as the gain required to be recognized by the Company with respect to the distribution of CTO Shares. However, in order to comply with the requirement that a regulated investment company not have more than 25% of the total value of its assets invested in securities of a single issuer (other than of the United States government) as of the end of a calendar quarter, the Company will retain a significant portion of the cash proceeds from sales of securities through December 31, 1999, and not distribute such retained amount until January 2000. Dividends and capital gain distributions that the Company declares in the fourth quarter of 1999 but does not distribute to you until January 2000, will nevertheless be treated for federal tax purposes as though you received them on December 31, 1999.

     The Company will send you information in early 2000 describing the amount of net investment income and net realized capital gain that will have been distributed to you with respect to the taxable year ending December 31, 1999. At that time the Company will also identify the amounts of distributions made in January, 2000, that will be treated as having been received by you on December 31, 1999.

     Treatment of Company Shareholders

     In carrying out the Plan, the Company expects to make the following distributions: (i) a distribution of cash and CTO Shares in September 1999 and
(ii) one or two additional distributions of cash in December and January (if two distributions) or in January 2000 (if one distribution). The Company will send you information concerning the record date for each distribution, the amount of each distribution, its status for federal income tax purposes, and the taxable year to which it relates. This section summarizes the general effects of this series of distributions.

     As a shareholder of a regulated investment company, you will be required to include in your income the amount of Company net investment income and net realized

                                      29      FEDERAL INCOME TAX CONSEQUENCES OF
                                                                        THE PLAN
capital gain that is distributed to you by the Company with respect to the taxable year ending December 31, 1999. This amount will include your share of income and gains attributable to the Company's sales of substantially all its securities in 1999, the gain realized by the Company on CTO Shares distributed in 1999, and other net investment income or net realized capital gain of the Company for 1999. Any portion of the distribution of net investment income and net realized capital gains you receive in January 2000, that represents a dividend declared in the fourth quarter of 1999 will be deemed to be received by you on December 31, 1999.

     Your basis in CTO Shares distributed by the Company to you will be equal to their total fair market value on the date of distribution. Your tax holding period for CTO Shares distributed to you by the Company will commence on the date of distribution.

     Any amounts that are distributed to you in excess of the Company's net investment income and net realized capital gain will be treated as dividends and taxed as ordinary income, to the extent of the Company's accumulated earnings and profits from periods before it qualified as a regulated investment company. The amount of such earnings and profits per share of Company Shares is estimated to be $1.59. If the Company distributes in 1999 an amount in excess of its 1999 net investment income and net realized capital gain, then you will be treated as receiving in 1999 a dividend to the extent you receive a distribution of such accumulated earnings and profits in 1999. On the other hand, to the extent that all or a portion of the Company's accumulated earnings and profits is not distributed in 1999 but rather in January 2000, then you will be treated as receiving a dividend in 2000.

     If you receive distributions that are in excess of the Company's net investment income, net realized capital gain, and accumulated earnings and profits, then such excess distributions may produce additional gain with respect to your stock in the Company. The amount of such excess distributions will first reduce your adjusted federal tax basis in your Company Shares (but not below zero). The amount by which the excess distributions are greater than your adjusted basis in your Company Shares will be treated as gain with respect to your Company Shares, which will be capital gain if you hold such stock as a capital asset and will be long-term or short-term depending on whether you have held such stock for more than one year as of the date of distribution.

     You should consult with your individual tax advisors to make sure that the number you are using for your federal adjusted tax basis in your Company Shares accurately reflects all relevant items. In particular, the tax basis in your Company Shares will generally have been increased by any amounts reinvested by you, including capital gains that were designated by the Company for inclusion in your income but not actually distributed to you: such designated capital gains are deemed to be reinvested by you. The table below shows the amounts per share (adjusted for the 1983 and 1988 stock splits) that the Company designated as capital gains for the years 1971 through 1987; since 1988 the Company has not designated any such capital gains.

                                      30      FEDERAL INCOME TAX CONSEQUENCES OF
                                                                        THE PLAN

                    Year           Per Share
                    ----           ---------
                    1971          $0.0748528
                    1972           0.0437261
                    1973           0.0572323
                    1974           0.0193103
                    1975           0.0172390
                    1976           0.0157778
                    1977           0.0127930
                    1978                 ---
                    1979           0.1071930
                    1980           0.1022223
                    1981           0.1042167
                    1982           0.3931667
                    1983           0.6660500
                    1984           1.2952000
                    1985           0.9652000
                    1986           1.3163500
                    1987           1.3997000

     After the Company has made all distributions as part of the Plan, you will own stock in the Company, which intends to be treated for tax purposes as a C corporation after December 31, 1999. The principal asset of the Company after the Plan has been completed is expected to be Levco, the fair value of which as of May 31, 1999 has been determined by the Company's board of directors to be $95 million, or about $2.43 per share, assuming the proposed repayment of $20 million of Levco's debt to the Company. At that point, your adjusted federal tax basis in your Company Shares will have been reduced, as described above, by the amounts of cash and CTO Shares received by you to the extent such amounts are greater than the Company's net investment income and net realized capital gain and its accumulated earnings and profits.

     A subsequent sale or exchange of Company Shares will produce taxable gain or loss measured by the excess, or deficit, as the case may be, of the amount realized minus your adjusted tax basis in such stock. Such gain or loss will be long-term capital gain if the stock has been held as a capital asset for more than one year. However, if you receive a capital gain distribution that includes long-term capital gains, and you have held Company Shares for 6 months or less, then any loss on the sale or exchange of your Company Shares will be treated as long-term capital loss to the extent of the long-term capital gain that was distributed to you.

     Termination of Regulated Investment Company Status

     The Company intends to be treated as a C corporation after December 31, 1999. For tax periods beginning after that date, it will cease complying with the special tax rules applicable to regulated investment companies, including the requirements that have caused it to make distributions of substantially all of its net investment income and

                                      31      FEDERAL INCOME TAX CONSEQUENCES OF
                                                                        THE PLAN
net realized capital gain in prior taxable years. Thus, the Company does not expect to pay significant dividends, if any, to its shareholders in taxable years after December 31, 1999.

     Among other things, treatment as a C corporation means that the Company will be taxable on its income and gains regardless of whether it distributes dividends to you. Furthermore, any distributions by the Company to you with respect to tax periods after December 31, 1999, will be treated as dividends to the extent of the Company's current or accumulated earnings and profits at such time, then as a return of capital to the extent of your basis in Company stock, and finally as an amount received by you in exchange for your Company stock which will be capital gain if you hold such stock as a capital asset and will be long-term or short-term depending on whether you have held such stock for more than one year as of the date of distribution.

     Examples

     The following examples show the effects of certain hypothetical distributions and subsequent sales with respect to two shareholders, one having an adjusted tax basis in Company Shares in the amount of $4.00 at the commencement of the distributions, and the other with an adjusted tax basis in the amount of $18.00. The adjusted tax basis in Company Shares will include amounts distributed (or deemed distributed) that were reinvested in the Company. In each case below, the shareholders are assumed to be subject to an effective combined 25% rate of tax (federal and state) with respect to long-term capital gains and an effective combined 45% rate of tax (federal and state) with respect to ordinary income and short-term capital gains. However, the amount distributed by the Company to a shareholder arising out of the Company's sales of securities will reflect the character of such sales in the Company's hands, and will be a mixture of short-term and long-term capital gains and losses taxed accordingly. The examples are illustrative only and have been prepared using the number of shares and the amounts of per-share distributions assuming the Company's securities were sold at their estimated values as of May 31, 1999, before the proposed reverse stock split. The amounts actually distributed will depend on each security's value as of the date of the actual distribution. You should consult your own tax advisor to determine the federal, state, and local tax consequences of receiving distributions as part of the Plan and holding Company Shares in light of your unique circumstances.

                                      32      FEDERAL INCOME TAX CONSEQUENCES OF
                                                                        THE PLAN

     Shareholder basis in BKF stock                                                $ 4.00         $18.00

          Cash distributed                                            $16.56
          CTO Shares distributed                                        1.92
     Total cash and CTO share distributed                                           18.48          18.48

          Gains from sales of securities                                5.54
          Gain from CTO distribution                                    1.79
          Earnings and profits ("E&P")                                  1.59
     Total gain/E&P distributed                                                      8.92           8.92

     Excess of distribution over gain and E&P                                        9.56           9.56
     Excess of distribution over basis                                               5.56            N/A

     Shareholder taxes with respect to:
          Gains from securities sales                                                1.74           1.74
          Gains from CTO Shares distribution                                         0.45           0.45
          Earnings & profits                                                         0.71           0.71
          Excess of distribution over tax basis                                      1.39           0.00
     Total tax from distributions                                                    4.29           2.90

     Basis in BKF stock after distributions
     (original basis minus "Excess of distribution
     over gain and E&P" above, but not less than zero)                               0.00           8.44
     Value of BKF (Levco)                                                            2.43           2.43
     Gain or loss upon later sale                                                    2.43          (6.01)

     The table in Appendix E extrapolates parts of this example for a wider range of shareholder bases.

RISKS RELATING TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN

     Trading of Company Shares After the Distribution

     The Company Shares currently trade on the NYSE under the trading symbol "BKF." After the liquidation of the private and public portfolios of the Company and the distributions of the net proceeds of these sales and of the CTO Shares, the Company's value will be substantially lower. Accordingly, the Company expects that the trading price range of the Company Shares immediately after each distribution will be substantially lower than the trading price range of the Company Shares prior to the distribution. (This may be true even if shareholders approve the reverse stock split. For more information on this proposal, see "Approval of Amendment to the Certificate of Incorporation of Baker, Fentress & Company".)

     The combined trading prices of the Company Shares and the CTO Shares held by Company shareholders after the distribution plus the cash the Company has distributed to shareholders may be less than or greater than the trading price of the

                                      33      FEDERAL INCOME TAX CONSEQUENCES OF
                                                                        THE PLAN

Company Shares prior to the distribution, and may be less than the per share value at which the Company has included Levin Management in computations of net asset value per share. The marketplace will determine the prices at which the Company Shares trade before and after the distribution. The depth and liquidity of the market for the Company Shares, investor perception of the Company, Levco and the investment management industry, the Company's operating results (which will be almost entirely a function of Levco's operating results), the Company's dividend policy and general economic and market conditions may or may not influence the market's determination of the price of the Company Shares.

     Dependence on Key Personnel

     Levco is dependent on the efforts of Mr. Levin, its chairman and chief executive officer, and Mr. Kigner, its co-chairman and chief investment officer and principal portfolio manager for a majority of Levco's assets under management. The loss of Mr. Levin's or Mr. Kigner's services, or their incapacitation, could have a material adverse effect on Levco and the Company because it could jeopardize Levco's relationships with its clients and result in the loss of those accounts.

     Mr. Levin has an employment contract with the Company and Levin Management and Mr. Kigner has an employment contract with Levin Management. Messrs. Levin and Kigner entered into their employment contracts at the time the Company acquired Levco. Mr. Levin's and Mr. Kigner's contracts began on June 27, 1996. Mr. Levin's contract has a term of five years, while Mr. Kigner's has a term of four years. Each of the employment contracts contains confidentiality and noncompetition provisions. Each contract also contains provisions that require the Company or Levin Management to pay either individual if the Company or Levin Management terminates his employment without cause (as defined in the contract). The Company, Levin Management and Messrs. Levin and Kigner must seek arbitration for any disputes brought under the contracts. There can be no assurance that either Mr. Levin or Mr. Kigner will renew his contract after the expiration of the terms and the loss of either could have a material adverse effect on Levco and the Company.

     Levco's future success also depends on its ability to retain and attract other qualified personnel to conduct its investment management business. The market for qualified portfolio managers is highly competitive and has grown more so in recent years as the entire industry has experienced growth. To the extent that Levco further diversifies its products and strategies, Levco anticipates that it will be necessary for it to add portfolio managers and investment analysts. There can be no assurance that Levco will succeed in its efforts to recruit and retain the required personnel. The loss of key personnel or the inability to recruit and retain qualified portfolio managers and marketing personnel could have a material adverse effect on the Company's business.

     In December 1998, the Company (after approval by shareholders) adopted an incentive compensation plan to give the Company and Levco the ability to attract and

                                                      RISKS RELATING TO THE PLAN
                                      34
retain talented professionals with equity-based and cash compensation. If the price of the Company stock decreases after the consummation of the Plan, there can be no assurance that the equity-based compensation will serve its purpose to attract and keep these professionals. In addition, any equity-based compensation that the Company awards under the incentive compensation plan could have the effect of diluting current shareholder's interest in the Company. Currently, there is no equity-based compensation outstanding.

     Potential Adverse Effects on the Company's Performance Prospects from a Decline in the Performance of the Securities Markets

     Levco's operations are affected by many economic factors, including the performance of the securities markets. During recent years, unusually favorable and sustained performance of the U.S. securities markets, and the U.S. equity market in particular, has attracted substantial inflows of new investments in these markets and has contributed to significant market appreciation. This, in turn, has led to an increase in assets under management and revenues for Levco. More recently, the securities markets have experienced significant volatility. Declines in the securities markets, in general, and the equity markets, in particular, would likely reduce Levco's assets under management and consequently reduce Levco's revenues. In addition, any continuing decline in the equity markets, failure of these markets to sustain their prior rates of growth, or continued volatility in these markets could result in investors withdrawing from the equity markets or decreasing their rate of investment, either of which would likely adversely affect Levco. Levco's rates of growth in assets under management and revenues have varied from year to year, and there can be no assurance that the growth rates sustained in the past will continue. Levco is generally a "value" manager, meaning that its primary investment strategy is to invest in stocks it believes are relatively undervalued. A general decline in the performance of value securities could have an adverse effect on Levco's revenues, and, in turn, impact the revenues of the Company. In addition, in recent years value stocks have underperformed other types of securities and there can be no assurance that this trend will not continue or worsen. Levco also offers an event-driven, risk arbitrage product. A failure to effect its risk arbitrage strategy in an efficient manner could likewise impact the revenues of the Company.

     Future Investment Performance

     Success in the investment management industry depends largely on investment performance. Good performance generally stimulates sales of Levco's services and investment products and tends to keep withdrawals and redemptions low. This generates higher management fees because such fees are based on the amount of assets under management, and sometimes on investment performance. On the other hand, relatively poor performance tends to result in decreased sales, decreased assets under management, and the loss of accounts, with corresponding decreases in revenue.

                                      35              RISKS RELATING TO THE PLAN

     Shown below is historical information about the performance that Levco's accounts have achieved as a whole as compared to the Russell 1000 Value Index and the Standard & Poor's 500 Stock Index. The Russell 1000 Value Index measures the performance of those companies in the Russell 1000 Index (which includes the largest 1000 U.S. companies based on total market capitalization) with lower price/book ratios and lower forecasted growth rates. The S&P 500 Index is a broad-based, unmanaged market-weighted index of 500 U.S. companies.

                         Comparison of Annual Returns
                         ----------------------------

                                  1998        1997         1996        1995        1994        1993          1992
                                  ----        ----         ----        ----        ----        ----          ----
Levco Composite (net)            15.87%       22.99%      21.02%      32.64%       0.90%       13.62%       14.06%
Russell 1000 Value Index         15.63        35.18       21.64       38.35       (1.99)       18.12        13.81
S&P 500 Index                    28.58        33.36       22.96       37.58        1.30        10.06         7.62

                                                                                                            Since
                                  1991        1990         1989        1988        1987        1986          1986
                                  ----        ----         ----        ----        ----        ----          ----

Levco Composite (net)            24.89%      (3.08)%      29.71%       22.47%     12.77%      14.79%       644.60%
Russell 1000 Value Index         24.61       (8.08)       25.19        23.16       0.50       19.98        638.00
S&P 500 Index                    30.45       (3.14)       31.65        16.57       5.22       18.70        742.90

Past performance is not indicative of future results.
The Notes are an integral part hereof.

Notes to Comparison of Annual Returns
-------------------------------------

Basis of Presentation: Richard A. Eisner & Company, LLP examined the investment performance results for the Levco composite for the years 1986 through 1995 and 1998. Ernst & Young LLP examined the investment performance results for the period 1/1/96 through 12/31/97. For the periods through 6/30/96, performance is that of Levco's predecessor.

The investment performance results have been prepared and presented in compliance with the Association for Investment Management and Research ("AIMR") Performance Presentation Standards from January 1, 1993 through December 31, 1998. The full period is not in compliance because, for periods prior to January 1, 1993, size-weighted composite returns were calculated using end-of-period market values. Additionally, the presentation does not include the standard deviation measure of dispersion for periods prior to January 1, 1993. AIMR has not been involved with the preparation or review of this report.

Managed Accounts: Levco's composite includes all accounts managed on a fully discretionary basis, including taxable and tax-exempt accounts, except: immediate family and related accounts, accounts with assets under $1,000,000, one account for which only the equity portion of the portfolio is managed, all investment partnerships of which affiliates serve as general partners and similarly managed accounts which utilize investment strategies different from the accounts included in the composite and accounts managed under a broker sponsored wrap-fee program. The excluded accounts comprise 35% of Levco's assets under management. A complete list and description of all of Levco's composite accounts is available upon request.

Calculation of Performance: For the period from 1986 through 1989, the results shown above reflect the deduction of a 1% investment management fee payable quarterly at a rate of .25% of ending market value. This is the maximum investment management fee charged by Levco. These results do not reflect actual fees charged. For the periods from January 1, 1990, the net results shown above reflect the deduction of the actual dollar-weighted fee rate paid by all accounts in the composite. Levco has calculated the dollar-weighted fee rate by dividing the quarterly investment management fees paid by the accounts in the composite by the total composite asset value. This dollar-weighted fee rate also includes the performance fees paid by certain accounts. Inclusion of the performance-based fees does not materially affect the dollar-weighted fee rate.

                                      36              RISKS RELATING TO THE PLAN

     Success in the investment management industry also depends on the ability of an investment manager, and third parties with whom the investment manager contracts, to successfully perform administrative, back-office and trade execution functions. A failure by Levco or a third party contracted by Levco to perform such functions could impact the revenues of Levco, which, in turn, could impact the revenues of the Company.

     Loss of Significant Accounts

     Levco had approximately 640 accounts (counting each wrap fee program as a single account) as of May 31, 1999, of which the ten largest accounts, excluding the Company, generated approximately $13.4 million of revenues for Levco in 1998, or approximately 35.4% of Levin Management's total revenues during 1998. The portion of the Company's capital that comprised the public portfolio generated approximately $1.5 million in revenues for Levco in 1998, which was approximately 3.6% of total revenues. While Levco does not anticipate the loss of any of these accounts, other than the Company's account, such a loss would have an adverse effect on Levco's revenues, which, in turn, would affect adversely the Company.

     Levco's Fees and Investment Contracts

     Some segments of the investment management industry have experienced a trend toward lower management fees. Levco must maintain a level of investment returns and service that is acceptable to clients given the current fees they pay Levco. There can be no assurance that, after the Company completes the transactions the Plan contemplates, Levco will be able to maintain its current fee structure or client base. Reduction of the fees for new or existing clients could have an adverse impact on Levco's profits and, as a result, adversely impact the Company's results.

     Moreover, Levco derives almost all of its revenue from investment management agreements. For investment companies, a majority of the disinterested members of each fund's board must approve these agreements at least annually and the agreements are terminable without penalty on 60 days' notice. Levco's agreements with its separately-managed account clients generally are terminable by the client without penalty and with little or no notice. Any failure to renew, or termination of, a significant number of these agreements could have a material adverse effect on Levco and the Company.

     Levco, through Levco GP, also derives revenue from the Levco Partnerships' incentive fees. Good performance of the Levco Partnerships generates higher incentive fees because those fees are based on the performance of the assets under management. On the other hand, relatively poor performance will result in lower or no incentive fees, and will tend to lead to decreased assets under management and the loss of accounts, with corresponding decreases in revenue.

     Competition

                                      37              RISKS RELATING TO THE PLAN

         The investment management business is highly competitive. Levco competes with a large number of domestic and foreign investment management firms, commercial banks, insurance companies, broker-dealers and other firms offering comparable investment services. Many of the financial services companies with which Levco competes have greater resources and assets under management than Levco and offer a broader array of investment products and services.

         Levco believes that the most important factors affecting its ability to attract and retain clients are the abilities, performance records and reputations of its portfolio managers, the ability to hire and retain key investment personnel, the attractiveness of investment strategies to potential investors and competitiveness in fees and investor service. Levco's ability to increase and retain client assets could be adversely affected if client accounts underperform client expectations, or if key investment personnel leave Levco. The ability of Levco to compete with other investment management firms also depends, in part, on the relative attractiveness of its investment philosophies and methods under prevailing market conditions. The absence of significant barriers to entry by new investment management firms in the institutional managed accounts business increases competitive pressure.

         Dependence on Information Systems; Year 2000

         Levco is highly dependent on information systems and technology. It depends, to a great extent, on third parties who are responsible for managing, maintaining and updating the systems. There can be no assurance that Levco's current systems will continue to be able to accommodate Levco's growth or that the costs of its outsourcing arrangements will not increase. Such a failure to accommodate growth or an increase in costs could have a material adverse effect on Levco and the Company.

         Some of today's computer systems cannot process date-related information because they are not programmed to distinguish between the year 2000 and the year 1900 (commonly referred to as the Year 2000 problem or Y2K). Because Levco is highly dependent on its information systems and technology, the failure of its internal computer systems to be Year 2000 compliant could have a material adverse impact on Levco and the Company. For example, such a failure could lead to incomplete or inaccurate recording of trades in securities or result in the generation of erroneous financial reports. This, if not remedied, could cause business interruptions, financial loss, regulatory actions, reputational harm and legal liability.

         Levco also depends on the proper functioning of third-party computer and non-information technology systems. These third parties include financial intermediaries, such as stock exchanges, depositories, clearing agencies, clearing houses and commercial banks. If these third parties have Year 2000 problems that are not remedied, Levco could experience numerous operating difficulties including, for example: disruption of critical administration and record-keeping services, disruptions of electrical services or telecommunications capabilities, receipt of inaccurate data information

                                                       RISK RELATING TO THE PLAN
which may lead to inaccurate pricing of securities, failed trade settlements, inability to trade in certain markets, disruption of capital flows resulting in a stress on liquidity, financial and accounting difficulties that expose the Company to increased credit risk and loss of business.

         In seeking to become Year 2000 compliant, Levco has been implementing a written compliance plan involving (i) a full assessment of computer hardware and software, electronic equipment and physical facilities, (ii) the correction of deficiencies, (iii) the testing of systems and (iv) the development of contingency plans. Both the development and implementation of the plan have been executed by firm personnel working with external consultants. Although Levco has taken numerous steps toward becoming Year 2000 compliant in its own technology systems and has taken steps to ensure that its vendors and service providers are also Year 2000 compliant, there can be no assurance that the Year 2000 program will be effective. Levco has filed reports with the Securities and Exchange Commission regarding the status of its Year 2000 compliance program on Form ADV-Y2K and on Form BD-Y2K.

         The Company's distributions under the Plan likely will occur during late 1999 and early 2000. Due to the uncertainties surrounding the Year 2000 problem, the prices of the Company's portfolio securities may fluctuate greatly in response to increasing concerns about the Year 2000 problem and the possible movement by investors into more liquid assets (such as cash). Thus, there can be no assurance that the Year 2000 problem will not negatively impact the prices at which the Company sells its portfolio securities.

         Conflicts of Interest

         Levco's officers, directors and employees may from time to time own securities which one or more of its clients also own. Levco maintains internal policies with respect to individual investments by its officers, directors and employees which require them to report securities transactions and restrict certain transactions so as to minimize possible conflicts of interest.

         Regulation

         Virtually all aspects of the Levco Companies' business are subject to various federal and state laws and regulations. Levco is registered with the Commission under the Investment Advisers Act of 1940 (the "Advisers Act"), and believes it is in compliance with applicable state securities notification requirements. The Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary, recordkeeping, operational and disclosure obligations. In addition, Levco is registered with the Commodity Futures Trading Commission as a commodity trading advisor and a commodity pool operator and Levco GP is registered with that agency as a commodity pool operator. Levco and Levco GP are members of the National Futures Association. LEVCO Securities is registered as a broker-dealer under the Exchange Act, is a member of the National Association of Securities Dealers, Inc. and is a member of the Municipal Securities Rulemaking Board. In addition, Levco is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and its regulations insofar as it is a "fiduciary" under ERISA with respect to certain clients.

         These laws and regulations generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict the Levco Companies from conducting their business if they fail to comply with these laws and

                                                       RISK RELATING TO THE PLAN
regulations. If the Levco Companies fail to comply with the laws and regulations, these agencies may impose sanctions, including the suspension of individual employees, limitations on business activities for specified periods of time, revocation of registration, and other censures and fines. Changes in these laws or regulations could have a material adverse affect on the profitability and mode of operations of the Levco Companies.

         Certain Legal Requirements

         The Company's Board and management believe that the Company will be solvent at the time of the distribution of cash and CTO Shares, will be able to repay its debts as they mature and will have sufficient capital to carry on its businesses. However, if as a result of a legal action by an unpaid creditor, a court were to find that, at the time the Company effected the distribution, the Company (i) was insolvent, (ii) was rendered insolvent by reason of the distribution, or (iii) believed it would incur debts beyond its ability to pay the debts as they matured, such court could void the distribution of cash or CTO Shares (in whole or in part) and require that the shareholders return the special dividend of cash or CTO Shares (in whole or in part) to the Company, or require the Company, as the case may be, to fund certain liabilities for the benefit of creditors. In addition, the Company's Board also believes that the distributions of cash and CTO Shares will comply with applicable dividend laws. However, if, as a result of a legal action, a court were to find that the Company made the distributions in violation of laws restricting dividends, consequences similar to those described above could result.

PLAN EFFECTIVE DATE; MODIFICATION OF PLAN; SHAREHOLDER APPROVAL

         The Board preliminarily adopted the outline of the Plan on May 6, 1999 and approved the final form of the Plan on June 17, 1999. If the Company's shareholders approve the Plan, the Board will take the steps necessary to implement the Plan. If shareholders do not approve the Plan, the Board will continue to operate the Company as a closed-end investment company in accordance with the Company's current investment restrictions.

         Conditions; Termination. Shareholders must approve the Plan in its entirety. In addition, the Company's Board has retained discretion, even if shareholder approval of the Plan is obtained, to abandon, defer or modify the Plan or any matter contemplated by the Plan. However, if the Board takes any such action, it will do so on the basis that such action will be in the best interests of the Company and its shareholders.

Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PLAN FOR DISTRIBUTION OF ASSETS OF BAKER, FENTRESS & COMPANY.

                                                       RISK RELATING TO THE PLAN

         APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF
                           BAKER, FENTRESS & COMPANY
--------------------------------------------------------------------------------

         The Board has approved a proposal to amend the Company's Restated Certificate of Incorporation authorizing the Company, subject to shareholder approval, to effect a reverse stock split of the Company's outstanding shares of common stock, by reclassifying each six outstanding shares of common stock held (your "Company Shares") into one share of new common stock (called the "New Common Stock"). The proposed certificate of amendment is in the form attached to this Proxy Statement as Appendix F. Approval of the amendment to the Certificate of Incorporation by shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of the common stock.

General

         The Company is currently authorized to issue up to 60,000,000 shares of common stock, par value $1.00 per share. This proposal will effect a reverse stock split on the basis of one share of New Common Stock for each six outstanding Company Shares.

         The proposal is conditioned upon shareholder approval and consummation of the Plan. If shareholders do not approve the Plan or the Plan is not otherwise consummated, the Company will not amend the Certificate of Incorporation to effect the reverse stock split. The amendment to the Certificate of Incorporation will not occur until after the Company has completed the final distribution under the Plan. The Company expects that this will occur during the first quarter of 2000. Pending this reverse stock split, the Company anticipates that the net asset value and the trading price of the Company Shares will decline as a result of the distributions of cash and CTO Shares.

Reasons For The Reverse Stock Split

         If shareholders approve the Plan set forth under the first proposal, the Company's market price per share likely will decline, approximately in proportion to the amount of assets that the Company distributes. For example, if the Company's stock trades in the market after the distribution at exactly the value at which the Company valued Levin Management as of May 31, 1999, the per share price will be $2.43 (if the Levco Companies borrow $20.0 million of debt, with the proceeds used in partial repayment of the Company's loan to Levin Management and the remainder of the loan converted by the Company to equity of Levin Management) or $2.95 (if the entire loan is converted by the Company to equity of Levin Management). This is an illustration only - not a prediction or a promise, and is subject to change based on the amount of leverage to which the Company is subject. As described above, the market will determine the trading price for the Company's stock, which may be less or more than this amount.

         The Board believes the reverse stock split is desirable for several reasons. The reverse stock split is intended to increase the acceptance of the Company's stock by the financial community and the investing public and, accordingly, could enhance your value.

         The reverse stock split will decrease the number of shares outstanding and presumably increase the per-share market price for the New Common Stock. The Company is currently quoted on the NYSE, which has adopted certain criteria that the Company is required to meet. Although the Company currently meets all criteria applicable to it, if its price falls below a certain level, the NYSE could consider delisting the Company.

         Theoretically, the per-share market price should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case. Many institutional and other investors look upon stocks trading below $10.00 as being unduly speculative in nature or having greater volatility or larger bid/ask spreads as a percentage of value and, as a matter of policy, avoid investment in those stocks.

         Moreover, some brokerage firms are reluctant to recommend lower-priced securities to their clients or lend money to their clients to purchase low-priced securities. Certain brokerage house policies also may tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions tends to have an adverse impact upon retail holders of lower-priced stocks because the brokerage commission on a sale of a lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

         Although there can be no assurance that the price of the Company's shares after the reverse split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposal is intended to result in a price level for the New Common Stock that will broaden investor interest and provide a market that will reflect more closely the Company's underlying value.

         There can be no assurance that any or all of these results will occur, including, without limitation, that the market price per share of New Common Stock after the reverse stock split will be six times the market price per share of Company Shares before the reverse stock split, or that the new price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the New Common Stock will reflect more closely the Company's underlying value. You should note that the Board cannot predict how the reverse stock split will affect the market price of Company Shares. If shareholders approve the Plan but do not approve this proposal to amend the Certificate of Incorporation, there can be no assurance that the price of the Company's stock will remain high enough to prevent the effects outlined above.

                                                             REVERSE STOCK SPLIT

         Company Shares currently are listed for trading on the NYSE under the trading symbol "BKF", and the New Common Stock is expected to be listed for trading on the NYSE under the same symbol.

Principal Effects of the Reverse Stock Split

         The principal effects of the reverse stock split will be:

         1. Based upon the 39,029,101 Company Shares currently outstanding (which is likely to be unchanged as of the record date), the adoption of the reverse stock split proposal will decrease the outstanding shares of common stock by approximately 84% and thereafter approximately 6.5 million shares of New Common Stock will be outstanding. However, the actual numbers may change because the Company will not effect the reverse split until after it completes its distribution of assets under the Plan.

         2. The Company will not decrease the amount of its authorized common stock. If shareholders adopt this proposal, the New Common Stock issued and outstanding will represent approximately 11% of the Company's authorized common stock whereas Company Shares currently issued and outstanding represent approximately 65% of the authorized common stock. After giving effect to this proposal, the Board will be able to issue approximately 53.5 million shares of New Common Stock in the future without further action by the shareholders. The Company does not currently plan to issue shares of common stock except in connection with employee incentive compensation plans and possible acquisitions; however, any such issuance likely will have the effect of diluting current shareholders' proportionate interest in the Company.

         3. Unissued and unreserved New Common Stock will enable the Board to issue shares to persons friendly to current management. This could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management and possibly deprive the shareholders of opportunities to sell their shares of the Company at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of current and future shareholders of the Company.

         4. If approved and implemented, the proposal is likely to leave some shareholders with "odd lots" of New Common Stock (i.e., stock in amounts of less than 100 shares). These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in even multiples of 100.

                                        PRINCIPAL EFFECTS OF REVERSE STOCK SPLIT

         If this proposal is approved, the Company will file the Certificate of Amendment amending the Certificate of Incorporation with the Secretary of State of Delaware as soon as practicable after the date of the Company's last distribution under the Plan. The reverse stock split will become effective as of the close of business on the date of such filing.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

         As soon as practicable after the Certificate of Amendment is filed with the Secretary of State of Delaware (called the "Effective Time"), the Company will notify you and request that you surrender your Company Shares for new certificates that will represent the number of shares of New Common Stock after the reverse stock split. Until so surrendered, each current certificate representing shares of Company Shares will be deemed for all corporate purposes after such Effective Time to evidence ownership of shares of New Common Stock in the appropriately reduced number. However, until you exchange your certificates, as described below, the Company (or its exchange agent) will hold all dividends or other distributions that may be payable to holders of record and will not pay any interest on these held dividends or distributions.

         ChaseMellon Shareholder Services, LLC will be appointed exchange agent (the "Exchange Agent") to act for you in effecting the exchange of your certificates. The Exchange Agent will furnish shareholders of record at the Effective Time with the necessary materials and instructions advising them of the procedure for surrendering stock certificates in exchange for new certificates representing the ownership of New Common Stock. You will not have to pay a transfer fee or other fee in connection with the exchange of certificates unless, possibly, you ask for your certificates to be registered in another name. YOU SHOULD NOT SUBMIT ANY CERTIFICATES FOR EXCHANGE UNTIL REQUESTED TO DO SO.

         The Company will not issue any fractional shares of New Common Stock. In cases in which the reverse split will otherwise result in you holding a fraction of a share, the Company will pay you for such fractional interest on the basis of the average closing market price of the New Common Stock on the NYSE for the ten trading days immediately following the day of the Effective Time. Because the price of the Company Shares fluctuates, the Company cannot determine the amount we will pay you for your fractional shares until the Effective Time which may be greater or less than the price on the date that you execute a proxy.

         Upon your surrender of stock certificates representing Company Shares, the Company will deliver certificates representing New Common Stock to you. At the same time or as soon as possible thereafter, we will pay you cash (without interest) for your fractional shares, if any.

         If you have lost your certificate for Company Shares or it has been destroyed or stolen, you will be entitled to issuance of a certificate representing the shares of New Common Stock into which such shares will have been converted upon compliance with

                                              EXCHANGE OF STOCK CERTIFICATES AND
                                          ELIMATION OF FRACTIONAL SHARE INTEREST
such requirements as the Company and the Exchange Agent customarily apply in connection with lost, stolen or destroyed certificates.

         Shares held without certificates in Dividend Reinvestment Plan accounts will be automatically exchanged for New Common Stock and cash for fractional shares without your taking any action.

         There were 2,437 shareholders of record of the Company as of the Record Date. This proposal, if adopted, is not expected to cause a significant change in the number of shareholders. The Company has no plans for the cancellation or purchase of its shares from individuals holding a nominal number of such shares if shareholders adopt the proposal.

Federal Income Tax Consequences

         The following is a summary of the material federal income tax consequences of the proposed reverse stock split, which will not occur until after the Company has completed all distributions under the Plan. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Code, Treasury regulations promulgated under the Code, and judicial and administrative interpretations of the Code and regulations, all as in effect on the date of this Proxy Statement. These laws, regulations, and interpretations all are subject to change and those changes may be retroactive. This summary also assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. You are advised to consult your own tax advisor regarding the federal income tax consequences of the proposed reverse stock split in light of your personal circumstances and the consequences under state, local and foreign tax laws.

         1. The reverse split will qualify as a recapitalization described in
            Section 368(a)(1)(E) of the Code.

         2. The Company will not recognize any gain or loss in connection with the reverse split.

         3. You will not recognize any gain or loss when you exchange all of your Company Shares solely for shares of New Common Stock.

         4. The aggregate basis of the shares of New Common Stock you will receive in the reverse split (including any fractional share deemed received) will be the same as the aggregate basis of the Company Shares surrendered in exchange for the New Common Stock.

                                                 FEDERAL INCOME TAX CONSEQUENCES
                                                          OF REVERSE STOCK SPLIT

         5. The holding period of the shares of New Common Stock you will receive in the reverse split (including any fractional share deemed received) will include the holding period of the Company Shares surrendered in exchange for the New Common Stock.

         6. If you receive cash in lieu of a fractional share, you will be treated as receiving the payment in connection with a redemption of the fractional share, and the IRS will determine the tax consequences of the redemption under Section 302 of the Code.

         The foregoing summary is included for general information only. Accordingly, you are urged to consult with your own tax advisor with respect to the tax consequences of the proposed reverse stock split, including the application and effect of the laws of any state, municipal, foreign or other taxing jurisdiction.

         Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.


                                 OTHER MATTERS
--------------------------------------------------------------------------------

         The management of the Company does not intend to bring any other matters before the meeting, and it does not know of any proposals to be presented to the meeting by others. If any other matter properly comes before the meeting, however, the persons named in the proxy solicited by the Board will vote thereon in accordance with their judgment.

                              INTERESTS IN STOCK
--------------------------------------------------------------------------------

         The table below contains information as of May 31, 1999 on the number of shares of common stock of the Company and of its controlled affiliate, Consolidated-Tomoka Land Co., as to which each named officer of the Company and all directors and officers of the Company as a group, had outright ownership, or, alone or with others, any power to vote or dispose of the shares, or to direct the voting or disposition of the shares by others, and the percentage of the aggregate of such shares to all of the outstanding shares of the respective companies.

                                                          Shares of Baker, Fentress & Company
                                         -----------------------------------------------------------------------
                                                            Power Over Voting or
                                          Outright          Disposition of Other
                                          Ownership              Shares (a)                   Aggregate
                                                          ------------------------     ------------------------
                                          of Shares         Alone         Shared        Shares         Percent
                                         -----------      ---------    -----------     --------     ------------
Frederick S. Addy.....................      4,272            --            --            4,272          0.01%
Bob D. Allen..........................      3,051            --            --            3,051          0.01

                                                               INTEREST IN STOCK

                                                          Shares of Baker, Fentress & Company
                                         --------------------------------------------------------------------
                                                             Power Over Voting or
                                          Outright           Disposition of Other
                                          Ownership              Shares (a)                   Aggregate
                                                           ---------------------      -----------------------
                                          of Shares         Alone         Shared       Shares         Percent
                                         ----------        ------       --------      ---------       -------
Eugene V. Fife........................        6,145            --             --          6,145          0.02
J. Barton Goodwin.....................           --            --        750,418        750,418          1.92
James P. Gorter.......................      129,332        21,805        430,900        582,037          1.49
David D. Grumhaus.....................        7,992         5,315        489,865        503,172          1.28
Jeffrey A. Kigner.....................      333,892            --             --        333,892          0.86
John A. Levin.........................    3,602,133            --        123,299      3,725,432          9.55
Burton G. Malkiel.....................           --            --          8,000          8,000          0.02
David D. Peterson.....................       26,926            --             --         26,926          0.07
William H. Springer...................        5,000            --             --          5,000          0.01
Dean J. Takahashi.....................        1,097            --             --          1,097          0.00
James P. Koeneman.....................        1,326         1,230            454          3,010          0.01
Julie A. Heironimus...................           --            --             20             20          0.00
Scott E. Smith........................        1,848            --          4,075          5,923          0.02
                                         ----------        ------      ---------      ---------       -------
Directors and officers
   as a group (15 persons)............    4,115,691        28,350      1,807,031      5,951,072         15.26 (b)

                                                         Shares of Consolidated-Tomoka Land Co.
                                         -----------------------------------------------------------------------
                                                            Power Over Voting or
                                          Outright          Disposition of Other
                                          Ownership              Shares (a)                   Aggregate
                                                           ---------------------        -----------------------
                                          of Shares        Alone          Shared        Shares        Percent
                                         ----------        -----          ------        -------       -------
Bob D. Allen...........................     111,540 (c)       --            --          111,540 (c)      1.72%
J. Barton Goodwin......................         --            --             800            800           .01
James P. Gorter........................       2,400           --           4,000          6,400           .10
John A. Levin..........................         --            --          36,844         36,844           .58
David D. Peterson......................       4,000           --             --           4,000           .06
                                         ----------        -----          ------        -------       -------
Directors and officers
   as a group (15 persons).............     117,940 (c)                   41,644        159,584 (c)      2.47%

_________________________

Notes to Tables:

(a)      Each person disclaims beneficial ownership of such shares.

(b)      Number has been rounded.

(c) Includes 42,400 shares subject to options held by Mr. Allen that were exercisable within 60 days of May 31, 1999.

         The following table contains information with respect to the "beneficial ownership" (as defined by the Securities and Exchange Commission) of shares of the Company's common stock, as of May 31, 1999, by each person (other than Mr. Levin whose share ownership information is shown above) who is known by management of the Company to beneficially own more than five percent of such stock. Except as otherwise indicated by footnote, the person below has sole voting and investment power over its shares.

                                                              EXECUTIVE OFFICERS

                                             Shares Beneficially
              Name and Address                     Owned              Percent
              ----------------                     -----              -------
Yale University, Investments Office
230 Prospect Street                              2,101,814*            5.39%
New Haven, CT 06511-2107
Attn:  Dean J. Takahashi, Senior Director

*Does not include 1,097 shares owned by Mr. Takahashi, a Yale University employee who is a member of the Board of Directors of the Company.

                              EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

         The current executive officers of the Company are listed below. The Company expects that these persons will remain executive officers until its has completed the Plan. At that time, the Company expects that certain of the executive officers of Levco will become executive officers of the Company.


                 Name, Age, and Principal Occupation                                                        Year First
                        Since January 1, 1993                                         Office(a)               Elected
--------------------------------------------------------------------------------------------------------------------------
James P. Gorter--age 69                                                         Chairman of the Board          1987
  Chairman of the Board of the Company; limited partner of Goldman Sachs
  & Co. until May 1999.

John A. Levin--age 60                                                            President and Chief           1996
  President and Chief Executive Officer of the Company                            Executive Officer
  and Chairman and Chief Executive Officer of Levin Management Co., Inc.
  ("Levin Management") and Levco since June 1996; prior thereto,
  President and Securities Analyst/Portfolio Manager at John A. Levin &
  Co., Inc., the predecessor to Levco,

James P. Koeneman--age 51                                                          Executive Vice              1983
  Executive Vice President and Secretary of the Company                               President
  (administrative and financial officer)                                            and Secretary

Scott E. Smith--age 45                                                             Executive Vice              1989
  Executive Vice President of the Company (portfolio manager--private                 President
  placement and small cap portfolios)

Julie Heironimus--age 40                                                            Treasurer and              1998
  Treasurer and Assistant Secretary of the Company since April 1998; prior       Assistant Secretary
  thereto, senior accountant of the Company

____________________
(a) Each officer of the Company generally holds office until the first meeting of the Board after the annual meeting of shareholders and until his or her successor is elected and qualified.

                                                              EXECUTIVE OFFICERS

                                 COMPENSATION
--------------------------------------------------------------------------------

INCENTIVE COMPENSATION PLAN

         On December 30, 1998, the shareholders of the Company approved an incentive compensation plan to give the Company and Levco the ability to pay certain individuals equity-based compensation. The new compensation plan allows the Company and Levco to offer compensation based on the Company's stock and/or Levin Management's stock, in addition to cash incentives and other performance-based compensation. Excluding the automatic non-interested director options (described below at "Directors' Compensation" and which each non-interested Board member has forfeited), the Company has not granted any stock-based compensation under the incentive compensation plan. It also does not intend to grant any such stock-based compensation until after the consummation of the transactions contemplated by the Plan or until after the date of the Special Meeting if the shareholders do not approve the Plan.

DIRECTORS' COMPENSATION

         Company employees who serve as directors of the Company receive no additional compensation for such services. The Company pays non-employee directors, including Levin Management employees or officers, an annual retainer of $20,000 (the Chairman receives $32,000), payable in quarterly installments. Non-employee directors receive $1,500 for each Board meeting and $500 for each meeting of a committee of the Board that they attend in person or by telephone. The Company also reimburses directors for their out-of-pocket expenses they incur in connection with such meetings.

         Under the incentive compensation plan, on December 30, 1998, the Company granted each non-interested director a stock option to purchase 1,000 shares of the Company. On April 22, 1999, the Company granted another option to each non-interested director to purchase 250 shares of the Company. The Board believes that the two grants of options, although automatic under the incentive compensation plan, were inappropriate in light of the proposal to adopt the Plan, so each director of the Company voluntarily terminated his or her rights to such shares of Company stock. No other options or equity-based compensation have been granted to directors, and the Company does not intend to grant any equity-based compensation under the incentive compensation plan until after the consummation of the transactions contemplated by the Plan or until after the date of the Special Meeting if the shareholders do not approve the Plan.

         The following table sets forth compensation paid by the Company during 1998 to each of the directors of the Company for serving as directors of the Company.

                                                                    COMPENSATION

                                                 Aggregate          Pension or Retirement            Total
                                                Compensation           Benefits Accrued          Compensation
                                                  from the              as Part of the             from the
Name of Person, Position                          Company             Company's Expenses            Company
------------------------                          -------             ------------------            -------
Frederick S. Addy.............................      29,000                 none                     $29,000
Director

Bob D. Allen..................................      26,000(a)              none (a)                  26,000 (a)
Director

Jessica M. Bibliowicz.........................      27,000(c)              none (c)                  27,000 (c)
Former Director

Eugene V. Fife................................      28,500                 none                      28,500
Director

J. Barton Goodwin.............................      27,000                 none                      27,000
Director

James P. Gorter...............................      46,000(b)              none                      46,000 (b)
Chairman of the Board and Director

David D. Grumhaus.............................      28,000                 none                      28,000
Director

Jeffrey A. Kigner.............................      26,000(c)              none (c)                  26,000 (c)
Director

John A. Levin.................................           0(c)              none (c)                       0 (c)
President, Chief Executive Officer and
Director

Burton G. Malkiel.............................      28,500                 none                      28,500
Director

David D. Peterson.............................      29,500(b)              none                      29,500 (b)
Director

William H. Springer...........................      28,500                 none                      28,500
Director

Dean J. Takahashi.............................      26,000                 none                      26,000
Director

______________
Notes to Directors' Compensation Table:

 (a) In addition to the amounts shown, Mr. Allen receives compensation from CTO, of which he is chairman of the board and president. Mr. Allen participates in the CTO defined benefit pension plan funded by CTO. Pension benefits payable under the CTO plan are based primarily on years of service and the average compensation for the highest five years during the final 10 years of employment. The benefit formula generally provides for a life annuity benefit. The estimated annual benefit payable under the Consolidated-Tomoka Land Co. plan upon retirement at age 65 to a person with final average earnings of $160,000 or more and 10 years of service would be approximately $27,042 annually. At December 31, 1998, Mr. Allen was expected to be credited with eight years of service.

                                                                    COMPENSATION

(b) Mr. Gorter received compensation from CTO as a director of that company until April 1999, when he ceased to be a CTO director. Mr. Peterson receives compensation from CTO as a director of that company which is in addition to the amounts shown.

(c) As described below in the Officers' Compensation - Summary Table, Mr. Levin receives compensation from the Company for his services as an officer of the Company, Mr. Kigner and Mr. Levin receive compensation from Levin Management Co., Inc. for their services as officers and employees of that company and its subsidiaries, and Ms. Bibliowicz received compensation from Levin Management Co., Inc. for her services as an officer and employee of that company and its subsidiaries, all of which is in addition to the amounts shown in the Directors' Compensation Table.

OFFICERS' COMPENSATION - SUMMARY TABLE

         The following table sets forth compensation for the fiscal years ended December 31, 1998, December 31, 1997 and December 31, 1996 received by the Company's Chief Executive Officer, the Company's four other most highly compensated executive officers serving at the end of fiscal year 1998 (each of whom was paid in excess of $60,000 in aggregate compensation by the Company and Levin Management) and Janet Sandona Jones and Todd H. Steele for whom disclosure would have been required but for the fact that each resigned from the Company in 1998.

--------------------------------------------------------------------------------------------------------------------
                                                                    Annual Compensation
                                         ---------------------------------------------------------------------------

                Name and                                                                            All Other
           Principal Position                Year           Salary               Bonus            Compensation
--------------------------------------------------------------------------------------------------------------------
   John A. Levin                             1998         $990,748(a)         $1,614,706(b)        $30,000(c)
                                         ---------------------------------------------------------------------------
       Chief Executive Officer               1997          783,912(a)          1,711,658(b)         30,000(c)
                                         ---------------------------------------------------------------------------
       And President                         1996          375,177(a)          1,400,000(b)         30,000(c)
--------------------------------------------------------------------------------------------------------------------
   James P. Gorter                           1998                0                     0            64,000(d)
                                         ---------------------------------------------------------------------------
       Chairman of the Board                 1997                0                     0            55,450(d)
                                         ---------------------------------------------------------------------------
                                             1996                0                     0            46,150(d)
--------------------------------------------------------------------------------------------------------------------
   James P. Koeneman                         1998          160,000                85,000            36,126(e)
                                         ---------------------------------------------------------------------------
       Executive Vice                        1997          155,000                72,000            36,126(e)
                                         ---------------------------------------------------------------------------
       President and Secretary               1996          149,000                74,450            36,068(e)
--------------------------------------------------------------------------------------------------------------------
  Scott E. Smith                             1998          155,000               300,000            35,168(f)
                                         ---------------------------------------------------------------------------
       Executive Vice                        1997          150,000               125,000            35,168(f)
                                         ---------------------------------------------------------------------------
       President                             1996          145,400                82,270            35,168(f)
--------------------------------------------------------------------------------------------------------------------
  Janet Sandona Jones                        1998           28,007                     0            10,522(g)
                                         ---------------------------------------------------------------------------
       Former Vice President                 1997           81,000                32,000            31,940(g)
                                         ---------------------------------------------------------------------------
       And Treasurer                         1996           77,700                38,885            32,730(g)
--------------------------------------------------------------------------------------------------------------------
  Todd H. Steele                             1998           26,042                     0             6,868(h)
                                         ---------------------------------------------------------------------------
       Former Vice President                 1997          125,000                75,000            26,051(h)
                                         ---------------------------------------------------------------------------
                                             1996           12,500                25,000               148(h)
--------------------------------------------------------------------------------------------------------------------

(a) In 1998, Mr. Levin received $50,000 from the Company for serving as an officer of the Company and $940,748 from Levin Management for serving as an officer and director of that company; in 1997, Mr. Levin received $50,000 from the Company for serving as an officer of the Company and $733,912 from Levin Management for serving as an officer and director of that company; in 1996, Mr. Levin received $25,000 from the Company for serving as an officer of the Company and $350,177 from Levin Management for serving as an officer and director of that company.

                                                                    COMPENSATION

(b) Amounts reported as bonuses for Mr. Levin are bonuses Levin Management paid to Mr. Levin for serving as an officer and director of that company and its subsidiaries.

(c) Amounts reported reflect contributions Levin Management paid to the Levin Management Co., Inc. retirement plan, a money purchase pension plan funded by employer contributions in which Mr. Levin participates. The amount of the contribution made for each employee is determined by a formula that takes into account, among other things, the age of the employee for whom the contribution is made. The benefit received under the Levin Management Co., Inc. retirement plan upon retirement depends on the aggregate contributions to the plan for the participant and the investment performance of those assets.

(d) The amount reported reflects the compensation Mr. Gorter received from the Company for serving as a director of the Company ($46,000 in 1998, $39,450 in 1997 and $30,150 in 1996) and compensation received for serving as a director of Consolidated-Tomoka Land Co ($18,000). See Directors' Compensation Table, above.

(e) The amount reported reflects the sum Mr. Koeneman received from Company contributions to the money purchase pension plan ($30,000 in each year), Company contributions to the defined benefit pension plan ($4,478 in 1998, $4,478 in 1997 and $4,478 in 1996) and Company
         contributions to the life and disability plans ($1,648 in 1998, $1,648 in 1997 and $1,590 in 1996).

(f) The amount reported reflects the sum Mr. Smith received from Company contributions to the money purchase pension plan ($30,000 in each year), Company contributions to the defined benefit pension plan ($3,664 in 1998, $3,664 in 1997 and $3,664 in 1996) and Company
         contributions to the life and disability plans ($1,504 in 1998, $1,504 in 1997 and $1,504 in 1996).

(g) The amount reported reflects the sum Ms. Jones received from Company contributions to the money purchase pension plan ($7,002 in 1998, $28,250 in 1997 and $29,146 in 1996), Company contributions to the defined benefit pension plan ($2,804 in 1998, $2,804 in 1997 and $2,804 in 1996) and Company contributions to the life and disability plans ($716 in 1998, $886 in 1997 and $780 in 1996).

(h) The amount reported reflects the sum Mr. Steele received from Company contributions to the money purchase pension plan ($6,510 in 1998, $25,000 in 1997 and $0 in 1996) and Company contributions to the life and disability plans ($358 in 1998, $1,051 in 1997 and $148 in 1996).

EMPLOYMENT CONTRACTS

         Mr. Levin and Mr. Kigner each have employment contracts with the Company or Levin Management, or both. These employment contracts are described under the heading "RISK FACTORS RELATING TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN - Dependence on Key Personnel."

PENSION PLAN

         The Company's officers and employees participate in the Company's retirement plan, contributions to which are included in the cash compensation table. The Company's retirement plan is a trusteed money purchase pension plan funded by Company contributions equal to 25% of the compensation paid or accrued to participating employees, subject to a $30,000 annual contribution limitation per participant. The benefit received under the retirement plan upon retirement depends on

                                                                    COMPENSATION
the aggregate contributions to the plan for the participant and the investment performance of those assets.


---------------------------------------------------------------------------------------------------------------------
                                                                                             Pension or
                                                                                             Retirement
                                                                                          Benefits Accrued
                                                                                           as of 12/31/98
                                                                                           as Part of the
                                Name of Person                                           Company's Expenses
---------------------------------------------------------------------------------------------------------------------
James P. Gorter                                                                                   none
---------------------------------------------------------------------------------------------------------------------
John A. Levin                                                                                     none (a)
---------------------------------------------------------------------------------------------------------------------
James P. Koeneman                                                                             $ 30,000
---------------------------------------------------------------------------------------------------------------------
Scott E. Smith                                                                                  30,000
---------------------------------------------------------------------------------------------------------------------
Janet Sandona Jones                                                                              7,002
---------------------------------------------------------------------------------------------------------------------
Todd H. Steele                                                                                   6,510
---------------------------------------------------------------------------------------------------------------------

(a) Does not include Mr. Levin's participation in the Levin Management Co., Inc. Retirement Plan. See Note (c) under "Officers' Compensation - Summary Table".

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board makes decisions on compensation of the Company's executives. Each member of the Compensation Committee is a non-employee director. The Committee establishes the compensation of John A. Levin, Chief Executive Officer. His bonus is based on its evaluation of Mr. Levin's performance in accordance with the requirements of the tax laws contained in the Internal Revenue Code. It establishes the compensation of the other officers of the Company in consultation with Mr. Levin. The full Board reviews all decisions by the Compensation Committee relating to the compensation of all the Company's officers.

         The Company's executive compensation program reflects the philosophy that compensation should reward executives for outstanding individual performance and, at the same time, align the interests of executives closely with those of shareholders. To implement that philosophy, the Company offers each of its executives a combination of base salary and annual cash bonuses. Each executive officer, with the exception of Mr. Levin, also participates in the Company's Money Purchase Pension Plan. Through this compensation structure, the Company aims to reward above-average corporate performance and recognize individual initiative and achievements.

         Base salaries reflect individual positions, responsibilities, experience, and potential contribution to the success of the Company. Actual salaries vary according to the Compensation Committee's subjective assessment of a number of factors in its review of base salaries of Company executives. The Committee conducts annual reviews to ensure that base salaries are competitive, that they reflect the specific responsibilities of individual executives and that they appropriately reward individual executives for their contributions to the Company's performance.

                                              EMPLOYMENT CONTRACTS/PENSION PLANS

         At the Committee's sole discretion, the Committee may pay each executive officer a cash bonus based on the Compensation Committee's assessment of the executive officer's individual performance and the performance of the Company. In its evaluation of the performance of the officer and the determination of incentive bonuses, the Committee does not assign quantitative relative weights to different factors or follow mathematical formulas. Rather, the Committee makes its determination in each case after considering the factors it deems relevant at the time.

         The executive compensation committee establishes the annual base salary of the Chief Executive Officer. For 1998, the Company paid Mr. Levin $50,000 to serve as the Company's Chief Executive Officer. Unlike the other executive officers, Mr. Levin receives most of his compensation from Levin Management and does not receive a cash bonus from the Company based on his individual or the Company's performance.

         For corporate income tax purposes, neither the Company nor Levin Management may deduct executive compensation for certain persons in excess of $1 million, unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee currently anticipates that, to the extent practicable and in the Company's best interest, both the Company and Levin Management will pay executive compensation in a manner that satisfies the requirements of the Code to permit deduction of the compensation.

         The Committee was responsible during 1998 for administering the Levin Management Co., Inc. and Subsidiaries Key Employee Incentive Bonus Plan, pursuant to which the Committee could award cash bonuses based on attainment of specified performance goals. The Committee based Mr. Levin's bonus for 1998, as reflected in the Officers' Compensation - Summary Table, on Levco's attainment of any one of the following performance goals, relating to (i) the increase of Levco's market share through the addition of new assets under management, (ii) revenue less non-compensation related expenses, and (iii) performance of the Levco core accounts compared to Standard & Poor's 500 Stock Index. During 1998, Levco met two of the three performance goals.

                                             Compensation Committee
                                             Members
                                             William H. Springer (Chairman)
                                             Frederick S. Addy
                                             David D. Peterson


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
--------------------------------------------------------------------------------

         In 1998, stockholder total return, which is based on the per share market price of the Company, was 3.5%. Stockholder total return is the actual return if all distributions had been reinvested during the year. It is based on the Company's stock market price and calculated on a per share basis. During 1998, stockholder return did not correlate with the Company's portfolio performance based on the Company's net asset value, reflecting the widening of the discount. The chart below sets
                                                   COMPENSATION COMMITTEE REPORT
forth a comparison of the Company's annual stockholder return with (i) the annual stockholder return of closed-end investment companies ("Closed-End Funds") reported by Morningstar, Inc.; and (ii) the annual stockholder return of the S&P 500 Index. The chart is based on an investment of $100 on December 31, 1993, and assumes that all dividends and capital gain distributions were reinvested. The chart is not an indicator of the future performance of the Company. You should be particularly wary of extrapolating from this information because, if shareholders approve the Plan, the Company will no longer be an investment company. Thus, it should not be used to predict the future performance of the Company's stock.


                Comparison of Cumulative Five Year Total Return

---------------------------------------------------------------------------------------------------------------------
                                 12/31/93     12/31/94    12/30/95    12/29/96    12/31/97     12/31/98    6/30/99
---------------------------------------------------------------------------------------------------------------------
Baker, Fentress & Company          $100          $93        $123        $142        $178         $184
---------------------------------------------------------------------------------------------------------------------
Closed-End Funds                   $100          $94        $123        $146        $196         $220
---------------------------------------------------------------------------------------------------------------------
S&P 500 Index                      $100         $101        $139        $171        $229         $294
---------------------------------------------------------------------------------------------------------------------

Total returns assume that dividends and capital gain distributions are reinvested.

                    PROXY SOLICITATION; VOTING; ADJOURNMENT
--------------------------------------------------------------------------------


         If you properly sign your proxy and return it on time, your shares will be voted at the Special Meeting in accordance with the directions you mark on your proxy card. If you properly sign and return your proxy, but don't mark any directions on it, your shares will be voted for the Plan for Distribution of Assets of Baker, Fentress & Company and for the amendment to the Company's Certificate of Incorporation.

         You may revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Company, or by delivery of a later dated proxy. You

                                                              PERFORMANCE GRAPH
will not be entitled to appraisal rights for any action proposed to be taken at the Special Meeting.

         Shareholders of record at the close of business on June 30, 1999 are entitled to participate in the meeting and to cast one vote for each share held. The Company had __________ shares of common stock outstanding on the record date. There is no other class of stock outstanding. Proxy material is first being mailed to shareholders on or about July __, 1999.

         Approval of each of the proposals requires the affirmative vote of more than 50% of the outstanding shares.

         Proxies will be solicited by mail. Proxies may be solicited by directors, officers, and a small number of regular employees, personally or by telephone, telegraph or mail, but such persons will not be specially compensated for such services. In addition, the Company may engage Corporate Investor Communications, Inc. to render proxy solicitation services at a cost estimated at $5,000. The Company will inquire of any shareholder of record known to be a broker, dealer, bank, or other nominee as to whether other persons were the beneficial owners of shares held of record by such persons. If so, the Company will supply additional copies of solicitation materials for forwarding to beneficial owners and will make reimbursement for reasonable out-of-pocket costs. The Company will bear all costs of solicitation and related actions.

         ChaseMellon Shareholder Services, LLC, the Company's transfer agent, tabulates the proxies. Under Delaware law (under which the Company is organized) and the Company's bylaws, a majority of the shares outstanding on the Record Date, excluding shares held in the Company's treasury, must be present at the meeting in person or by proxy to constitute a quorum for the transaction of business. Shares abstaining from voting or present but not voting, including broker non-votes, are counted as "present" for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power. For Proposals 1 and 2, a broker non-vote will have the effect of a vote against these proposals.

         Any decision to adjourn the meeting will be made by vote of the shares present at the meeting, in person or by proxy. Proxies will be voted in favor of adjournment if there are not enough shares present at the meeting to constitute a quorum. If sufficient shares are present to constitute a quorum, but insufficient votes have been cast in favor of an item to approve it, proxies will be voted in favor of adjournment only if the Board determined that adjournment and additional solicitation is reasonable and in the best interest of shareholders, taking into account the nature of the proposal, the percentage of votes actually cast, the percentage of negative votes, the nature of any further

                                         PROXY SOLICITATION; VOTING; ADJOURNMENT
solicitation that might be made and the information provided to shareholders about the reasons for additional solicitation.

         The Company must receive any shareholder proposal to be considered for inclusion in proxy material for the Company's annual meeting of shareholders in April 2000 at the principal executive office of the Company (200 West Madison Street, Chicago, Illinois 60606) no later than November 10, 1999. Submission of a proposal does not guarantee inclusion of the proposal in the proxy statement or its presentation at the meeting since shareholders must satisfy certain rules under the federal securities laws.

                             AVAILABLE INFORMATION
--------------------------------------------------------------------------------

         The Company is subject to the informational requirements of the Exchange Act and files reports, proxy statements and other information with the Commission. Those reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         Shareholders of the Company may obtain, without charge, copies of the Company's most recent annual report, semi-annual report and quarterly report by writing to the Company at 200 West Madison Street, Chicago, IL 60606, or by calling (800) BKF-1891, or by accessing the Company's website at www.bakerfentress.com.

July __, 1999

                                                           AVAILABLE INFORMATION

APPENDIX A:  Plan for Distribution of Assets for Baker, Fentress & Company


                       PLAN FOR DISTRIBUTION OF ASSETS
                                      OF
                           BAKER, FENTRESS & COMPANY


         WHEREAS, Baker, Fentress & Company (the "Company"), a Delaware corporation, is a closed-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Company's investments consist of (i) a portfolio of publicly traded securities (the "Public Portfolio") managed by John A. Levin & Co. Inc. ("LEVCO") pursuant to a portfolio management agreement dated December 30, 1998 (the "Management Agreement") with the Company; (ii) certain private placement investments (the "Private Portfolio"); (iii) shares of Levin Management Co., Inc., a wholly-owned subsidiary of the Company and the parent company of LEVCO; and (iv) shares of Consolidated-Tomoka Land Co. ("CTO"), a majority-owned subsidiary of the Company; and

         WHEREAS, the Board has determined that distribution to the Company's shareholders, in cash or in kind, of substantially all the Company's assets other than the Company's shares of Levin Management Co., Inc. is in the best interests of the Company's shareholders;

         WHEREAS, the Board has directed that this Plan be submitted to the holders of the Company's outstanding shares of common stock for their approval or disapproval at a special meeting of stockholders in accordance with the requirements of the Delaware General Corporation Law (the "DGCL") and the Company's Articles of Incorporation, as amended (the "Articles") and has authorized the filing with the Securities and Exchange Commission (the "Commission") and distribution of a proxy statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting;

         NOW, THEREFORE, the Board hereby adopts and sets forth this Plan for Distribution of Assets of Baker, Fentress & Company as follows:

         1.       Effective Date of Plan. The effective date of this Plan (the
                  ----------------------
                  "Effective Date") shall be the date on which this Plan is approved by the stockholders of the Company in accordance with the DGCL.

         2.       Private Portfolio. The officers of the Company shall continue
                  -----------------
                  their efforts to sell or otherwise liquidate the Company's investments in its Private Portfolio, consisting of the securities listed on Appendix A, at the date of adoption of the Plan by the Board and as previously authorized by the Board.

         3.       Management of the Public Portfolio. From the date of adoption
                  ----------------------------------
                  of the Plan by the Board through the Effective Date, the Company's Public Portfolio shall continue to be managed by LEVCO pursuant to the Company's existing investment objective, policies and restrictions. After the Effective Date, LEVCO shall cease to manage the Public Portfolio in accordance with the Company's current investment objectives, restrictions and policies and shall begin an orderly liquidation of the securities held in the Public Portfolio pursuant to the Plan.

         4.       Management of Cash. Cash received from the sale of Public
                  ------------------
                  Portfolio and Private Portfolio securities shall be managed by the officers of the Company under the supervision of the Board and shall not be part of the Public Portfolio subject to the Management Agreement.

         5.       Sale or Liquidation of Assets. As of the Effective Date, the
                  -----------------------------
                  Company and LEVCO, under the supervision of the Board, shall have the authority to, and as soon as practicable after the Effective Date, but in no event later than December 31, 2000, sell and liquidate the securities held in the Public Portfolio and, to the maximum extent possible, the securities remaining in the Company's Private Portfolio, and engage in such other transactions as may be appropriate to the disposition of those securities, including, without limitation, consummation of the transactions described in the Proxy Statement.

         6.       Provisions for Liabilities. The Company shall pay or discharge
                  --------------------------
                  or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

         7.       Distribution of CTO Shares. The Company's shares of CTO shall
                  --------------------------
                  be distributed to the Company's shareholders upon such specific terms, including record date, payment date and provision for fractional shares, as the Board declares by resolution.

         8.       Distributions to Stockholders. The net proceeds of the sales
                  -----------------------------
                  of securities as provided in paragraph 5 shall be distributed to the Company's shareholders at such dates and times, to shareholders of record at such dates and times, as the Board declares by resolution.

         9.       Filings. As soon as practicable, the Company shall prepare and
                  -------
                  file Form N-8F under the 1940 Act and any other documents as are necessary to effect the de-registration of the Company in accordance with the 1940 Act and any other applicable securities laws, and any rules and regulations of the Commission.

         10.      Expenses of the Sales and Distributions. The Company shall
                  ---------------------------------------
                  bear all of the expenses incurred by it in carrying out this Plan, including, but not limited to, all printing, legal, investment banking, accounting, custodian and transfer agency fees, and the expenses of any reports to, or meeting of, stockholders whether or not the transactions contemplated by this Plan are effected.

         11.      Amendment or Abandonment of Plan. The Board may modify or
                  --------------------------------
                  amend this Plan at any time without stockholder approval if it determines that such action would be advisable and in the best interests of the Company and its stockholders. If any amendment or modification to this Plan appears necessary and in the judgment of the Board will materially and adversely affect the interests of the stockholders, such an amendment or modification will be submitted to the stockholders for approval. In addition, the Board may abandon this Plan without stockholder approval at any time if it determines that abandonment would be advisable and in the best interests of the Company and its stockholders.

         12.      Powers of Board and Officers.  The Board and the officers of
                  ----------------------------
                  the Company are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the transactions described in the Plan in accordance with the Code, the DGCL and any rules and regulations of the U.S. Securities and Exchange Commission, or any state securities commission, including, without limitation, any Articles of Amendment, Articles Supplementary, or other documents, and deregistering the Company under the 1940 Act, as well as the preparation and filing of any tax returns.

         13.      Appraisal rights. Stockholders will not be entitled to
                  ----------------
                  appraisal rights under Delaware law in connection with the Plan.

         IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Plan to be executed by the Company as of this 17th day of June, 1999.

                                         BAKER, FENTRESS & COMPANY



                                      By:   /s/ John A. Levin
                                         ------------------------
                                         John A. Levin
                                         President

                                  Appendix A


          Citadel Communications
          Paracelsus
          Security Capital
          Durolite
                 Durolite International Conv. Preferred
                 Durolite International Sub. Note
                 Durolite Europe Holdings Warrants
                 Durolite Europe Holdings Prom. Note
          E-Sales
          Golder, Thoma Cressey Fund II L.P.
          Phillips Smith Spec. Retail Group L.P.

APPENDIX B:  Opinion of Lazard Freres & Co. LLC




                                  May 6, 1999


The Board of Directors
Baker, Fentress & Company
200 West Madison Street
Suite 3510
Chicago, IL 60606


Dear Members of the Board:

         We understand that Baker, Fentress & Company (the "Company") plans to undertake a series of steps (taken together, the "Plan") intended by the Company to address the persistent discount to net asset value represented by market prices for the shares of common stock of the Company (the "Company Shares"). The Plan is to comprise the following steps:

         (i) liquidation of substantially all of the Company's portfolio of public and private investments (other than majority-owned or wholly-owned subsidiaries) (the "Liquidation Securities") and distribution of the net proceeds to the Company's shareholders;

         (ii) distribution in-kind of the Company's approximately 79% interest in Consolidated-Tomoka Land Company ("CTO") to the Company's shareholders; and

         (iii) termination of the Company's status as a registered investment company under the Investment Company Act of 1940.

As a result of the Plan, we understand that each holder of a Company Share would
(a) receive a pro rata share of the cash proceeds of the Liquidation Securities;
(b) receive a pro rata share of the Company's holdings of CTO; and (c) retain such Company Share. Following completion of these steps, we understand that the Company would continue to exist as a non-investment company, engaged in the provision of investment management services through Levin Management Co., Inc. (with its subsidiaries, including John A. Levin & Co., Inc., the "Levco Companies"), the stock of which is expected to be the Company's sole remaining asset. We further understand that the liquidation of the Liquidation Securities and subsequent distribution of cash proceeds, as well as the distribution in-kind of the CTO investment would be a taxable event to the Company's shareholders, generating a tax liability (ordinary income and short- and long-term capital gains) for the Company's taxable shareholders.

         You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Shares of the receipt of the distribution of cash and securities as part of the Transaction, and the retention of the Company Shares immediately following that distribution, taken in the aggregate. In connection with this opinion, we have:

         (i) held discussions with members of the Company's senior management with respect to the financial terms and conditions of the proposed Plan;

         (ii) reviewed certain historical business and financial information relating to each of the Company, CTO and the Levco Companies;

         (iii) reviewed various financial forecasts and other data provided to us by each of CTO and the Levco Companies relating to their businesses;

         (iv) held discussions with members of the senior managements of each of the Company, CTO and the Levco Companies with respect to past and current business operations and financial condition, regulatory relationships, strategic objectives and the future prospects of their respective companies;

         (v) reviewed public information with respect to certain other publicly-traded, closed-end, registered investment companies and certain other publicly-traded investment management companies;

         (vi) reviewed the historical stock prices and trading volumes of the Company Shares and CTO's common stock; and

         (vii) conducted such other financial studies, analyses and investigations as we deemed appropriate.

         We have relied upon the accuracy and completeness of the information reviewed by us, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets, liabilities or solvency of the Company, including the assets, liabilities or solvency of the Levco Companies. We also have assumed that all Liquidation Securities, other than certain privately issued securities identified by management (the "Exception Securities"), will be sold at prices equal to the market prices in effect at April 30, 1999; with respect to the Exception Securities, we have applied discounts to the asset values that have been specified by management of the Company and assumed such Exception Securities will be sold at such discounted values. With your approval, we also have assumed that the distribution of the Company's investment in CTO to the Company's shareholders will have no effect upon the market for CTO's securities. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of each of the Company, CTO and the Levco Companies. We assume no responsibility for and express no view as to such forecasts or valuations or the assumptions on which they are based.

         Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In that regard, we are expressing no opinion as to the prices at which the securities of CTO or the Company will trade following completion of the Plan.

         In rendering our opinion, we have assumed that each shareholder of the Company is subject to income tax at an effective combined state and federal rate of 45% on ordinary income and short-term capital gains and 25% on long-term capital gains. In addition, we have assumed that the Plan will not result in a return of capital to any shareholder in excess of such shareholder's basis in the Company Shares for income tax purposes.

         In rendering our opinion, we have also assumed that the Plan will be consummated on the terms described to us by the Company's management. We also have assumed that obtaining the necessary regulatory approvals for the Plan will not have an adverse effect on the Company or the Levco Companies.

         Lazard Freres & Co. LLC is acting as investment banker to the Company in connection with the Plan and will receive a fee for our services. We have in the past provided investment banking services to the Company, including with respect to the acquisition of the Levco Companies, for which we have been paid customary fees.

         Our opinion does not address the relative merits of the Plan as compared to any alternative business transaction that might be available to the Company.

         Our engagement and the opinion expressed herein are provided for the benefit of the Company's Board of Directors. Further, our opinion does not constitute a recommendation as to how any holder of Company Shares should vote with respect to the Plan. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction or as otherwise provided for in our engagement letter.

         Based on and subject to the foregoing, we are of the opinion that the receipt by the holders of Company Shares of the distribution of cash and securities as part of the Plan, and the retention of the Company Shares by such holders immediately following that distribution, taken in the aggregate, is fair to holders of Company Shares from a financial point of view.


                                       Very truly yours,

                                       LAZARD FRERES & CO. LLC


                                       By: /s/  Gary S. Shedlin
                                           --------------------
                                           Gary S. Shedlin
                                           Managing Director

APPENDIX C: Levin Management Co., Inc. Consolidated Financial
            Statements



                  Levin Management Co., Inc. and Subsidiaries

                       Consolidated Financial Statements

                         Year ended December 31, 1997


                                   Contents

Report of Independent Auditors.......................................................................  C-2

Consolidated Balance Sheet...........................................................................  C-3
Consolidated Statement of Income.....................................................................  C-4
Consolidated Statement of Changes in Stockholder's Deficit...........................................  C-5
Consolidated Statement of Cash Flows.................................................................  C-6
Notes to Consolidated Financial Statements...........................................................  C-7


                                       Year ended December 31, 1998


                                                 Contents

Report of Independent Auditors.......................................................................  C-12

Consolidated Balance Sheet...........................................................................  C-13
Consolidated Statement of Income.....................................................................  C-14
Consolidated Statement of Changes in Stockholder's Deficit...........................................  C-15
Consolidated Statement of Cash Flows.................................................................  C-16
Notes to Consolidated Financial Statements...........................................................  C-17

                        Report of Independent Auditors

To the Stockholder of
 Levin Management Co., Inc.

We have audited the accompanying consolidated balance sheet of Levin Management Co., Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, changes in stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Levin Management Co., Inc. and Subsidiaries at December 31, 1997, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



February 27, 1998

                  Levin Management Co., Inc. and Subsidiaries

                          Consolidated Balance Sheet

                               December 31, 1997


Assets
Current assets:
 Cash and cash equivalents                                    $  8,122,000
 Investment advisory fees receivable                             8,057,000
 Prepaid expenses                                                  798,000
 Receivable from broker                                            172,000
                                                               -----------
Total current assets                                            17,149,000
                                                               -----------

Investments in affiliated investment partnerships                4,219,000
Fixed assets (net of accumulated depreciation of $407,000)         657,000
Other assets                                                     1,282,000
                                                               -----------
                                                                 6,158,000
                                                               -----------
Total assets                                                  $ 23,307,000
                                                               ===========

Liabilities and stockholder's deficit
Current liabilities:
 Accrued expenses and accounts payable                        $    697,000
 Accrued bonuses                                                 9,734,000
 Income taxes payable, current                                   1,164,000
                                                               -----------
Total current liabilities                                       11,595,000

Term loan                                                       65,000,000
                                                               -----------
Total liabilities                                               76,595,000
                                                               -----------

Stockholder's deficit:
 Common stock, $.01 par value; 1,000 shares authorized,
  issued and outstanding                                                 -
 Additional paid-in capital                                     55,517,000
 Accumulated deficit                                          (108,805,000)
                                                               -----------
Total stockholder's deficit                                    (53,288,000)
                                                               -----------
Total liabilities and stockholder's deficit                   $ 23,307,000
                                                               ===========

See notes to consolidated financial statements.

                  Levin Management Co., Inc. and Subsidiaries

                       Consolidated Statement of Income

                         Year ended December 31, 1997


Revenues
Investment advisory fees                                            $ 34,587,000

Incentive fees and general partner allocations                         2,831,000
Commission income--net                                                 1,385,000
Increase in equity in investments in limited partnerships                165,000
Interest                                                                 223,000
                                                                      ----------
Total revenues                                                        39,191,000
                                                                      ----------

Expenses
Employee compensation and benefits                                    18,916,000
Communications and portfolio systems expense                             466,000
Occupancy and equipment rental                                           846,000
Professional, legal and accounting fees                                  992,000
Promotional costs                                                        556,000
Other operating expenses                                               1,214,000
                                                                      ----------
Total expenses                                                        22,990,000
                                                                      ----------

Income before interest and taxes                                      16,201,000
Interest expense                                                       6,484,000
                                                                      ----------
Income before taxes                                                    9,717,000
Provision for taxes on income, current                                 4,523,000
                                                                      ==========
Net income                                                            $5,194,000
                                                                      ==========

See notes to consolidated financial statements.

                  Levin Management Co., Inc. and Subsidiaries

          Consolidated Statement of Changes in Stockholder's Deficit

                         Year ended December 31, 1997

                                                 Additional                                  Total
                                     Common       Paid-in           Accumulated          Stockholder's
                                      Stock       Capital             Deficit               Deficit
                                     ---------------------------------------------------------------------------
                                     ---------------------------------------------------------------------------
Balance at beginning of year          $   -       $ 55,517,000       $(113,999,000)        $ (58,482,000)
Net income                                -                  -           5,194,000             5,194,000
                                     ---------------------------------------------------------------------------
Balance at end of year                $   -       $ 55,517,000       $(108,805,000)        $ (53,288,000)
                                     ===========================================================================

See notes to consolidated financial statements.

                  Levin Management Co., Inc. and Subsidiaries

                     Consolidated Statement of Cash Flows

                         Year ended December 31, 1997

Cash flows from operating activities
Net income                                                                       $ 5,194,000
Adjustments to reconcile net income to net cash
 provided by operations:
   Depreciation and amortization                                                     267,000
   Increase in investment advisory fees receivable                                  (431,000)
   Increase in prepaid expenses                                                     (585,000)
   Increase in receivable from broker                                                (77,000)
   Decrease in investments in affiliated investment partnerships                     222,000
   Decrease in accrued expenses and accounts payable                                (190,000)
   Increase in accrued bonuses                                                     6,275,000
   Increase in income taxes payable                                                  689,000
                                                                                ------------
Net cash provided by operating activities                                         11,364,000
                                                                                ------------

Cash flows from investing activities
Increase in other assets                                                          (1,143,000)
Fixed asset additions                                                               (276,000)
                                                                                ------------
Net cash used in investing activities                                             (1,419,000)
                                                                                ------------

Cash flows from financing activities
Repayment of note payable                                                         (3,000,000)
                                                                                ------------
Net increase in cash and cash equivalents                                          6,945,000
Cash and cash equivalents at the beginning of year                                 1,177,000
                                                                                ------------
Cash and cash equivalents at the end of year                                    $  8,122,000
                                                                                ============

Supplemental disclosure of cash flow information
Cash paid for interest                                                          $  6,484,000
                                                                                ============
Cash paid for taxes                                                             $  3,834,000
                                                                                ============

See notes to consolidated financial statements.

                  Levin Management Co., Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1997

1. Organization and Summary of Significant Accounting Policies

Organization and Basis of Presentation

The consolidated financial statements of Levin Management Co., Inc. (the "Company") include its wholly-owned subsidiary (John A. Levin & Co., Inc., "LEVCO") and its two indirect subsidiaries (which are subsidiaries of LEVCO), LEVCO GP Inc. ("LEVCO GP") and LEVCO Securities, Inc. ("LEVCO Securities"). All intercompany transactions have been eliminated in consolidation.

LEVCO is an investment advisor registered under the Investment Advisers Act of 1940 which provides investment advisory services to its clients which include U.S. and foreign corporations, mutual funds, limited partnerships, universities, pension and profit sharing plans, individuals, trusts, not-for-profit organizations and foundations. LEVCO Securities is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. LEVCO GP acts as the general partner of four affiliated investment partnerships and is registered with the Commodities Futures Trading Commission as a commodity pool operator.

The Company provides all administrative support services to its subsidiaries, including, among other things, employee services, office space, equipment and administrative support.

The Company is incorporated in the state of Delaware and is a wholly-owned subsidiary of Baker, Fentress & Company ("BKF"), a closed-end fund listed on the New York Stock Exchange.

All numerical information presented in the consolidated financial statements and notes to the consolidated financial statements has been rounded to the nearest thousand dollars.

Revenue Recognition

Generally, investment advisory fees are calculated quarterly, in arrears, and are based upon a percentage of the market value of each account at the end of the quarter. Incentive fees, general partner allocations of income earned from affiliated investment partnerships and incentive fees from other accounts are calculated at the end of their respective contract year.

                  Levin Management Co., Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1997

1. Organization and Summary of Significant Accounting Policies (continued)

Commissions earned on securities transactions executed by LEVCO Securities, and related expenses, are recorded on a trade-date basis.

Cash and Cash Equivalents

The Company treats all highly liquid instruments that mature within three months as cash equivalents. At December 31, 1997, the Company maintained approximately $1,130,000 in cash at two nationally recognized financial institutions and approximately $6,992,000 in cash equivalents at one of the above nationally recognized financial institutions.

Investments in Affiliated Investment Partnerships

Investments in affiliated investment partnerships are held through LEVCO GP and are recorded based upon the equity method of accounting, which results in an amount equal to the sum of LEVCO GP's capital accounts in the partnerships. LEVCO GP is entitled to a special allocation of income from some of the affiliated investment partnerships.

Income Tax

The Company files consolidated federal and combined state and local income tax returns. The difference between the provision for income taxes and a provision computed at the statutory federal tax rate is principally due to state and local taxes.

The provision for federal, state and local income taxes included in the consolidated statement of income consists of the following for the year ended December 31, 1997:

          Federal                                            $    2,791,000
          State and local                                         1,732,000
                                                             ==============
                                                             $    4,523,000
                                                             ==============

                  Levin Management Co., Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1997

1. Organization and Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Fixed Assets

Furniture, fixtures, office and computer equipment and leasehold improvements are carried at cost. Depreciation of furniture, fixtures, office and computer equipment is provided on the accelerated method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the shorter of the economic life or the term of the lease.

Other Assets

Included in other assets is a security deposit, approximately $1,021,000 at December 31, 1997, required pursuant to the Company's office space lease agreement. This deposit is held at a nationally recognized financial institution in the Company's name.

2. Receivable from Clearing Broker

LEVCO Securities acts as an introducing broker and all transactions for its customers are cleared through and carried by a major U.S. securities firm on a fully disclosed basis. LEVCO Securities has agreed to indemnify its clearing broker for losses that the clearing broker may sustain from the customer accounts introduced by LEVCO Securities. In the event a customer is unable to fulfill its contractual obligation to the clearing broker, LEVCO Securities may be exposed to off-balance sheet risk.

                  Levin Management Co., Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1997

3. Related Party Transactions

Term Loan and Other Borrowing from BKF

The Company has borrowed $65,000,000 under a term loan agreement with BKF. The loan is due on or before June 28, 1999 and bears interest at an annual rate of 9.75%. The loan restricts the Company from entering into additional borrowing. In June 1997, the Company repaid a note payable to BKF in the amount of $3,000,000. For the year ended December 31, 1997, the Company incurred interest expense of approximately $6,484,000 related to these borrowings.

Investment Advisory Fees from BKF

LEVCO manages the publicly traded portion of BKF's investment portfolio. Advisory fees earned from this relationship for the year ended December 31, 1997 were approximately $1,530,000.

Investments in Affiliated Investment Partnerships and Related Revenue

The Company earned investment advisory fees and general partner allocations (inclusive of an incentive fee) from affiliated investment partnerships of approximately $1,477,000 and $2,343,000, respectively, for the year ended December 31, 1997.

LEVCO GP has general partner liability with respect to its interest in each of the affiliated investment partnerships and has no assets other than its interest in these partnerships.

Commission Revenues

All commission revenues reflected on the consolidated statement of income have been generated by transactions introduced to a clearing broker by LEVCO Securities, which acts as a broker for certain investment advisory accounts of the Company. Commission revenues have been presented net of the related clearing expenses.

                  Levin Management Co., Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1997

4. Commitment

The Company has office space obligations which require monthly payments plus escalations through January 2008. This rental obligation is guaranteed by the Company's wholly-owned subsidiary. The minimum annual rental commitments under the operating lease are as follows:

                 1998                                         $    909,000
                 1999                                            1,193,000
                 2000                                            1,244,000
                 2001                                            1,244,000
                 2002                                            1,264,000
                 Thereafter                                      7,269,000
                                                              ============
                 Total minimum payments required              $ 13,123,000
                                                              ============

5. Net Capital Requirement

LEVCO Securities is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1) (the "Rule"), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 8 to 1. At December 31, 1997, LEVCO Securities was in compliance with the Rule.

6. Pension Plans

The Company maintains a target benefit pension plan covering all employees who have reached the age of 20.5 and have completed nine months of service to the Company. Contributions are made by the Company and are based on current compensation. The Company incurred an expense of $295,000 related to contributions to the plan for the year ended December 31, 1997.

The Company has also adopted a Section 401(k) plan. All employees with six months or more of service to the Company are eligible to participate in the plan. Eligible participants may contribute up to 15% of their earnings, subject to statutory limitations. The Company may match employee contributions, up to 100%, subject to statutory limitations, and accordingly incurred an expense of $213,000 related to contributions to the plan for the year ended December 31, 1997.

                        Report of Independent Auditors

To the Stockholder of
   Levin Management Co., Inc.

We have audited the accompanying consolidated balance sheet of Levin Management Co., Inc. and Subsidiaries as of December 31, 1998, and the related consolidated statements of income, changes in stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Levin Management Co., Inc. and Subsidiaries at December 31, 1998, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.




February 12, 1999

                  Levin Management Co., Inc. and Subsidiaries

                          Consolidated Balance Sheet

                               December 31, 1998

Assets
Current assets:
   Cash and cash equivalents                                            $      8,849,000
   Investment advisory fees receivable                                         9,296,000
   Prepaid expenses                                                              502,000
   Receivable from broker                                                         96,000
                                                                        ----------------
Total current assets                                                          18,743,000
                                                                        ----------------

Investments in affiliated investment partnerships                              4,883,000
Fixed assets (net of accumulated depreciation of $2,186,000)                   2,987,000
Other assets                                                                   1,454,000
                                                                        ----------------
                                                                               9,324,000
                                                                        ================
Total assets                                                            $     28,067,000
                                                                        ================

Liabilities and stockholder's deficit Current liabilities:
   Accrued expenses and accounts payable                                $      1,376,000
   Accrued bonuses                                                            10,151,000
   Income taxes payable, current                                                 251,000
   Loan payable--due June 28, 1999                                            65,000,000
                                                                        ----------------
Total current liabilities                                                     76,778,000

Accrued rent                                                                     234,000
                                                                        ----------------
Total liabilities                                                             77,012,000
                                                                        ----------------

Stockholder's deficit:
   Common stock, $.01 par value; 1,000 shares authorized,
     issued and outstanding                                                            -
   Additional paid-in capital                                                 55,517,000
   Accumulated deficit                                                      (104,462,000)
                                                                        ----------------
Total stockholder's deficit                                                  (48,945,000)
                                                                        ----------------
Total liabilities and stockholder's deficit                             $     28,067,000
                                                                        ================

See notes to consolidated financial statements.

                  Levin Management Co., Inc. and Subsidiaries

                       Consolidated Statement of Income

                         Year ended December 31, 1998

Revenues
Investment advisory fees                                                                $     35,453,000
Incentive fees and general partner allocations                                                 4,371,000
Commission income--net                                                                         1,395,000
Increase in equity in investments in limited partnerships                                        160,000
Interest                                                                                         351,000
                                                                                        ----------------
Total revenues                                                                                41,730,000
                                                                                        ----------------

Expenses
Employee compensation and benefits                                                            21,984,000
Communications and portfolio systems expense                                                     621,000
Occupancy and equipment rental                                                                 1,614,000
Professional, legal and accounting fees                                                          939,000
Promotional costs                                                                                867,000
Other operating expenses                                                                       1,649,000
                                                                                        ----------------
Total expenses                                                                                27,674,000
                                                                                        ----------------

Income before interest and taxes                                                              14,056,000
Interest expense                                                                               6,391,000
                                                                                        ----------------
Income before taxes                                                                            7,665,000
Provision for taxes on income, current                                                         3,322,000
                                                                                        ================
Net income                                                                              $      4,343,000
                                                                                        ================

See notes to consolidated financial statements.

                  Levin Management Co., Inc. and Subsidiaries

          Consolidated Statement of Changes in Stockholder's Deficit

                         Year ended December 31, 1998

                                                               Additional                                   Total
                                              Common Stock       Paid-in           Accumulated           Stockholder's
                                                                 Capital             Deficit                Deficit
                                             ------------------------------------------------------------------------
Balance at beginning of year                     $   -           $55,517,000       $(108,805,000)        $(53,288,000)
Net income                                           -                     -           4,343,000            4,343,000
                                             ------------------------------------------------------------------------
Balance at end of year                           $   -           $55,517,000       $(104,462,000)        $(48,945,000)
                                             ========================================================================

See notes to consolidated financial statements.

                  Levin Management Co., Inc. and Subsidiaries

                     Consolidated Statement of Cash Flows

                         Year ended December 31, 1998

Cash flows from operating activities
Net income                                                                $    4,343,000
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                               370,000
     Increase in investment advisory fees receivable                          (1,239,000)
     Decrease in prepaid expenses                                                296,000
     Decrease in receivable from broker                                           76,000
     Increase in investments in affiliated investment partnerships              (664,000)
     Increase in accrued expenses and accounts payable                           913,000
     Increase in accrued bonuses                                                 417,000
     Decrease in income taxes payable                                           (913,000)
                                                                          --------------
Net cash provided by operating activities                                      3,599,000
                                                                          --------------

Cash flows from investing activities
Increase in other assets                                                        (172,000)
Fixed asset additions                                                         (2,700,000)
                                                                          --------------
Net cash used in investing activities                                         (2,872,000)
                                                                          --------------

Net increase in cash and cash equivalents                                        727,000
Cash and cash equivalents at beginning of year                                 8,122,000
                                                                          --------------
Cash and cash equivalents at end of year                                  $    8,849,000
                                                                          ==============

Supplemental disclosure of cash flow information
Cash paid for interest                                                    $    6,391,000
                                                                          ==============
Cash paid for taxes                                                       $    4,208,000
                                                                          ==============

See notes to consolidated financial statements.

                  Levin Management Co., Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1998

1. Organization and Summary of Significant Accounting Policies

Organization and Basis of Presentation

The consolidated financial statements of Levin Management Co., Inc. (the "Company") include its wholly-owned subsidiary (John A. Levin & Co., Inc., "LEVCO") and its two indirect subsidiaries (which are subsidiaries of LEVCO), LEVCO GP Inc. ("LEVCO GP") and LEVCO Securities, Inc. ("LEVCO Securities"). All intercompany transactions have been eliminated in consolidation.

LEVCO is an investment advisor registered under the Investment Advisers Act of 1940 which provides investment advisory services to its clients which include U.S. and foreign corporations, mutual funds, limited partnerships, universities, pension and profit sharing plans, individuals, trusts, not-for-profit organizations and foundations. LEVCO Securities is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. LEVCO GP acts as the general partner of five affiliated investment partnerships and is registered with the Commodities Futures Trading Commission as a commodity pool operator.

The Company provides all administrative support services to its subsidiaries, including, among other things, employee services, office space, equipment and administrative support.

The Company is incorporated in the state of Delaware and is a wholly-owned subsidiary of Baker, Fentress & Company ("BKF"), a closed-end fund listed on the New York Stock Exchange.

All numerical information presented in the consolidated financial statements and notes to the consolidated financial statements has been rounded to the nearest thousand dollars.

Revenue Recognition

Generally, investment advisory fees are calculated quarterly, in arrears, and are based upon a percentage of the market value of each account at the end of the quarter. Incentive fees, general partner allocations of income earned from affiliated investment partnerships and incentive fees from other accounts are calculated at the end of their respective contract year.

Commissions earned on securities transactions executed by LEVCO Securities, and related expenses are recorded on a trade-date basis.

                  Levin Management Co., Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1998


1. Organization and Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company treats all highly liquid instruments that mature within three months as cash equivalents. At December 31, 1998, the Company maintained substantially all of its cash and equivalents at one nationally recognized financial institution.

Investments in Affiliated Investment Partnerships

Investments in affiliated investment partnerships are held through LEVCO GP and are recorded based upon the equity method of accounting, which results in an amount equal to the sum of LEVCO GP's capital accounts in the partnerships. LEVCO GP is entitled to a special allocation of income from some of the affiliated investment partnerships.

Income Tax

The Company files consolidated federal and combined state and local income tax returns. The difference between the provision for income taxes and a provision computed at the statutory federal tax rate is principally due to state and local taxes.

The provision for federal, state and local income taxes included in the consolidated statement of income consists of the following for the year ended December 31, 1998:

          Federal                               $ 2,005,000
          State and local                         1,317,000
                                                ===========
                                                $ 3,322,000
                                                ===========

                  Levin Management Co., Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1998


1. Organization and Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Fixed Assets

Furniture, fixtures, office and computer equipment and leasehold improvements are carried at cost. Depreciation of furniture, fixtures, office and computer equipment is provided on the accelerated method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the shorter of the economic life or the term of the lease.

Other Assets

Included in other assets is a security deposit, approximately $807,000 at December 31, 1998, required pursuant to the Company's office space lease agreement. This deposit is held at a nationally recognized financial institution in the Company's name.

2. Receivable from Clearing Broker

LEVCO Securities acts as an introducing broker and all transactions for its customers are cleared through and carried by a major U.S. securities firm on a fully disclosed basis. LEVCO Securities has agreed to indemnify its clearing broker for losses that the clearing broker may sustain from the customer accounts introduced by LEVCO Securities. In the event a customer is unable to fulfill its contractual obligation to the clearing broker, LEVCO Securities may be exposed to off-balance sheet risk.

                  Levin Management Co., Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1998

3. Related Party Transactions

Term Loan and Other Borrowing from BKF

The Company has borrowed $65,000,000 under a term loan agreement with BKF which is due on or before June 28, 1999. The original loan had an interest rate of 9.75% per annum. The loan restricts the Company from entering into additional borrowings and has certain covenant requirements including a fixed charge ratio (as defined). For the quarter ended September 30, 1998, the Company was in violation of the fixed charge covenant. In connection therewith, the Company amended the loan agreement in which they received a waiver of the fixed charge covenant through June 28, 1999 (the term of the loan). In return, the interest rate on the loan was increased to 10.25% per annum.

Investment Advisory Fees from BKF

LEVCO manages the publicly traded portion of BKF's investment portfolio. Advisory fees earned from this relationship for the year ended December 31, 1998 were approximately $1,525,000.

Investments in Affiliated Investment Partnerships and Related Revenue

The Company earned investment advisory fees and general partner allocations (inclusive of an incentive fee) from affiliated investment partnerships of approximately $1,088,000 and $2,846,000, respectively, for the year ended December 31, 1998.

LEVCO GP has general partner liability with respect to its interest in each of the affiliated investment partnerships and has no assets other than its interest in these partnerships.

Commission Revenues

All commission revenues reflected on the consolidated statement of income have been generated by transactions introduced to a clearing broker by LEVCO Securities, which acts as a broker for certain investment advisory accounts of the Company. Commission revenues have been presented net of the related clearing expenses.

                  Levin Management Co., Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1998


4. Commitment

The Company has office space obligations which require monthly payments plus escalations through January 2008. This rental obligation is guaranteed by the Company's wholly-owned subsidiary. The minimum annual rental commitments under the operating lease are as follows:

                 1999                                   $ 1,193,000
                 2000                                     1,244,000
                 2001                                     1,244,000
                 2002                                     1,264,000
                 2003                                     1,324,000
                 Thereafter                               5,945,000
                                                        ===========
                 Total minimum payments required        $12,214,000
                                                        ===========

5. Net Capital Requirement

LEVCO Securities is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1) (the "Rule"), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At December 31, 1998, LEVCO Securities was in compliance with the Rule.

6. Pension Plans

The Company maintains a target benefit pension plan covering all employees who have reached the age of 20.5 and have completed nine months of service to the Company. Contributions are made by the Company and are based on current compensation. The Company incurred an expense of $264,000 related to contributions to the plan for the year ended December 31, 1998.

The Company has also adopted a Section 401(k) plan. All employees with six months or more of service to the Company are eligible to participate in the plan. Eligible participants may contribute up to 15% of their earnings, subject to statutory limitations. The Company may match employee contributions, up to 100%, subject to statutory limitations and, accordingly, incurred an expense of $322,000 related to contributions to the plan for the year ended December 31, 1998.

                  Levin Management Co., Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1998


7. Year 2000 (Unaudited)

The Company could be adversely affected if the computer systems used by the Company and its service providers do not properly process and calculate date-related information relating to the Year 2000. The Company is taking steps that it believes are reasonably designed to address the Year 2000 problem with respect to the computer systems it uses and to obtain satisfactory assurances that comparable steps are being taken by each of the Company's other major service providers. The Company does not expect to incur any significant costs in order to address the Year 2000 problem. However, at this time, there can be no assurance that these steps will be sufficient to avoid any adverse impact on the Company.

          APPENDIX D:  BAKER, FENTRESS & COMPANY AND SUBSIDIARIES
                       UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


A. Reorganization

The accompanying unaudited pro forma statements present the balance sheets of Baker, Fentress & Company ("BKF"), which will become the holding company for Levin Management Co., Inc. and its subsidiaries, and Levin Management Co., Inc. and Subsidiaries ("Levco"), each on a pro forma basis. BKF will have no operations and subsidiaries other than as a holding company. The Consolidating Statement of Financial Condition presents, on a pro forma basis, the Company adjusted for the liquidation of substantially all of its private and public portfolios, the distribution of cash, the distribution of CTO and the recasting of the June 1996 acquisition of Levco as a purchase, taking into account intangible assets. The pro forma equity section has been adjusted to reflect the proposed contribution to equity of $45,000,000 of the $65,000,000 intercompany loan as well as the 6:1 reverse stock split anticipated as part of the Plan.

The Levin Management Co., Inc. and Subsidiaries pro forma Consolidated Statement of Income presents the pro forma results of operations adjusted for the maximum interest expense from the proposed third party loan to be used for the repayment of a portion of the Levin Management/Baker Fentress loan, adjusted for the Investment Management Fee income resulting from the liquidation of the BKF, public portfolio and related receivables and adjusted for the amortization expense on intangible assets based on the recasting of the June 1996 acquisition of Levco as a purchase.

After completion of all distributions, expected to occur in January 2000, the Company expects to deregister with the SEC as a registered investment company and will become a regular operating company subject to corporate level income taxes.

The Consolidated Statement of Income includes a pro forma adjustment for additional income taxes, which would have been recorded if the Company had been a "C" corporation for 1998 based on tax laws then in effect. Levco has operated as a "C" corporation since its acquisition in June 1996.

The unaudited pro forma data gives effect to the lower management fee, reduction in interest expense, and increase in operating expenses as if they had been in effect at the beginning of the period. The pro forma adjustments also reflect the income and expenses incurred in connection with the proposed transactions. The results of all of these adjustments have been income tax effected.

The unaudited pro forma financial data does not purport to represent the results of operations or the financial position of the Company, which actually would have occurred, had the proposed transaction been previously consummated or project the results of operations or the financial position of the Company for any future date or period.

                           Baker, Fentress & Company
             Unaudited Pro Forma Statement of Financial Condition
                               (amounts in `000)

                                                                                    Pro forma                      Pro forma
                                                December 31, 1998                  adjustments                 December 31, 1998
                                         ----------------------------       ---------------------       ----------------------------

      Assets:
      -------
      Portfolio securities:
      ---------------------
      Unaffiliated issuers                             $        450,718 (c)         $     (450,718)                          -
      Controlled affiliates other than LEVCO                     10,539 (c)                (10,539)                          -
      Investment in CTO                                          70,625 (c)                (70,625)                          -
      Investment in Levin Management                            117,500 (b)                (20,000)            $        76,036
                                                                        (e)                (21,464)
      Non-controlled affiliates                                  57,940 (c)                (57,940)                          -
                                                     ------------------                                    -------------------
      Total investments                                         707,322                                                 76,036
                                                     ------------------                                    -------------------

      Cash and cash cash equivalents                             67,331 (a)                  1,912                       5,800
                                                                        (b)                 15,000
                                                                        (c)                (78,443)
      Receivables and other assets                                2,591 (a)                 (2,591)                          -
                                                     ------------------                                    -------------------
      Total assets                                     $        777,244                                        $        81,836
                                                    ===================                                    ===================

      Liabilities and stockholders' equity:
      -----------------------------------
      Bank borrowing                                   $          5,000 (b)         $       (5,000)                          -
      Accounts payable and accrued liabilities                      922 (a)                  4,873             $         5,795
                                                     ------------------                                    -------------------
      Total liabilities                                           5,922                                                  5,795
                                                     ------------------                                    -------------------
                                                     ------------------
      Net assets                                       $        771,322
                                                     ------------------

      Common stock,$1 par value,authorized-                      39,029 (d)               (32,524)                       6,505
       60,000,000 shares; issued and outstanding-
       39,029,101 shares; 6,504,850 shares proforma
      Capital surplus-additional paid in capital                463,425 (c)              (401,804)                      69,536
                                                                        (d)                32,524
                                                                        (e)               (24,609)
      Undistributed net realized gains                            9,766 (c)                (9,766)                           -
      Other retained earnings                                    48,057 (a)                (5,553)                           -
                                                                        (c)               (42,504)
      Unrealized appreciation of investments                    211,045 (c)              (214,190)                           -
                                                                        (e)                 3,145
                                                     ------------------                                    -------------------
      Total stockholders' equity                                771,322                                                 76,041
                                                     ------------------                                    -------------------
                                                     ------------------                                    -------------------
      Total liabilities and stockholders' equity       $        777,244                                        $        81,836
                                                     ==================                                    ===================


(a) -To reflect the collection of receivables,reversal of advisory fee payable to LEVCO ($127) and accrual costs in connection with the proposed plan ($5,000).
(b) -To record the repayment of bank borrowing ($5,000), receipt of proposed partial loan repayment from LEVCO ($20,000) and contribution of the remainder of the loan to LEVCO's equity ($45,000).  BKF has not yet determined whether LEVCO will repay such amount.
(c) -To record the distribution of the investment in CTO, the sale of the portfolio securities and distribution of the net proceeds.
(d) -To record the proposed reverse stock split (6,504,850 shares will be issued and outstanding after the reverse split).
(e) -To record the retroactive effect of accounting for the LEVCO transaction under purchase accounting.

                  Levin Management Co., Inc. and Subsidiaries
      Unaudited Pro Forma Consolidated Statement of Financial Conditions
                               (amounts in `000)

                                                                                             Pro forma              Pro forma
                                                               December 31, 1998            adjustments         December 31, 1998
                                                            ----------------------      -------------------   ----------------------


      Assets:
      -------
      Current assets:
      --------------
      Cash and cash equivalents                            $          8,849 (b)        $         20,000         $          8,849
                                                                            (c)                 (20,000)
      Investment advisory fees receivable                             9,296 (a)                    (127)                   9,169
      Prepaid expenses and other current assets                         598                                                  598
                                                        -------------------                                  -------------------
      Total current assets                                           18,743                                               18,616
                                                        -------------------                                  -------------------

      Investments in affiliated partnerships                          4,883                                                4,883
      Fixed assets-net                                                2,987                                                2,987
      Other assets                                                    1,454                                                1,454
      Intangible assets:                                                                                                       -
      -----------------
      Goodwill                                                              (d)                  23,721                   23,721
      Employment contracts                                                  (d)                  23,721                   23,721
      Investment advisory agreements                                        (d)                  71,164                   71,164
      Accumulated amortization                                              (d)                 (38,498}                 (38,498)
                                                                                                                               -
                                                        -------------------                                  -------------------
      Total assets                                         $         28,067                                     $        108,048
                                                        ===================                                  ===================

      Liabilities and stockholder's equity (deficit):
      ---------------------------------------------
      Current liabilities:
      -------------------
      Accrued expenses                                     $          1,376                                     $          1,376
      Accrued bonuses                                                10,151                                               10,151
      Income taxes payable                                              251                                                  251
      Loan Payable-Baker, Fentress & Company                         65,000 (e)        $        (45,000)                       -
                                                                            (c)                 (20,000)
                                                        -------------------                                  -------------------
      Total current liabilities                                      76,778                                               11,778
                                                        -------------------                                  -------------------


      Accrued rent                                                      234                                                  234
      Loan payable                                                          (b)                  20,000                   20,000
                                                        -------------------                                  -------------------
      Total liabilities                                              77,012                                               32,012
                                                        -------------------                                  -------------------

      Stockholder's equity (deficit)
      ------------------------------
      Common stock,$.01 par value: 1,000 shares authorized
      issued and outstanding
      Additional paid in capital                                     55,517                           -                   55,517
      Retained earnings(Accumulated deficit)                       (104,462)(a)                    (127)                  20,519
                                                                            (e)                  45,000
                                                                            (d)                  80,108
                                                        -------------------                                  -------------------
      Total stockholder's equity (deficit)                          (48,945)                                              76,036
                                                        -------------------                                  -------------------
      Total liabilities and stockholder's equity            $         28,067                                     $        108,048
                                                        ===================                                  ===================


(a)  -To reverse advisory fee receivable from Baker, Fentress & Company ("BKF").
(b)  -To record maximum amount of proposed loan from third party lender.  BKF has not yet determined whether LEVCO will borrow any such amount from a third party lender.
(c)  -To record the maximum proposed repayment of a portion of the loan payable to BKF.
(d)  -To record the initial acquisition by BKF under purchase accounting.
(e)  -To record the maximum proposed contribution of the remainder of the loan payable to equity.

                   Baker, Fentress & Company and Subsidiary
       Unaudited Pro Forma Consolidated Statement of Financial Condition
                               (amounts in `000)

                                            Pro forma                     Pro forma                                      Pro forma
                                    Baker,Fentress & Company      Levin Management Co., Inc      Intercompany           Consolidated
                                       December 31, 1998              December 31, 1998          elimination (a)     December 31, 1
                              ------------------------------- ------------------------------  -------------------  ----------------
Assets:
------
Current assets:
--------------
Cash and cash equivalents                 $           5,800              $        8,849                               $      14,649
Investment advisory fees receivable                                               9,169                                       9,169
Prepaid expenses and other current assets                                           598                                         598
                                        -------------------            ----------------                            ----------------
Total current assets                                  5,800                      18,616                                      24,416
                                        -------------------            ----------------                            ----------------

Noncurrent assets:
-----------------
Investments in affiliated partnerships                                            4,883                                       4,883
Fixed assets-net                                                                  2,987                                       2,987
Other assets                                                                      1,454                                       1,454
Intangible assets:
-----------------
Goodwill                                                                         23,721                                      23,721
Employment contracts                                                             23,721                                      23,721
Investment advisory agreements                                                   71,164                                      71,164
Accumulated amortization                                                        (38,498)                                    (38,498)
Investment in Levin Management                       76,036                                      $    (76,036)                    -
                                        -------------------            ----------------                            ----------------
Total assets                              $          81,836              $      108,048                               $     113,848
                                        ===================            ================                            ================

Liabilities and stockholders' equity
------------------------------------
Current liabilities:
-------------------
Accrued expenses                          $           5,795              $        1,376                               $       7,171
Accrued bonuses                                                                  10,151                                      10,151
Income taxes payable                                                                251                                         251
                                        -------------------            ----------------                            ----------------
Total current liabilities                             5,795                      11,778                                      17,573
                                        -------------------            ----------------                            ----------------


Accrued rent                                                                        234                                         234
Loan payable                                                                     20,000                                      20,000
                                        -------------------            ----------------                            ----------------
Total liabilities                                     5,795                      32,012                                      37,807
                                        -------------------            ----------------                            ----------------

Stockholders' equity:
--------------------
Common stock, $1 par value, authorized-               6,505                                                                   6,505
  60,000,000 shares; issued and outstanding-
  6,504,850 shares
Additional paid in capital                           69,536                      55,517          $    (76,036)               49,017
Retained earnings                                                                20,519                                      20,519
                                        -------------------            ----------------                            ----------------

Total stockholders' equity                           76,041                      76,036                                      76,041
                                        -------------------            ----------------                            ----------------
                                        -------------------            ----------------                            ----------------

Total liabilities and stockholders'
equity                                    $          81,836              $      108,048                               $     113,848
                                        ===================            ================                            ================


(a)-To eliminate the investment in Levin Management Co., Inc.

                  Levin Management Co., Inc. and Subsidiaries
             Unaudited Pro Forma Consolidated Statement of Income
                               (amounts in `000 except per share data)

                                                                                                      Pro forma
                                                    Year ended                                       Year ended
                                                   December 31,              Pro forma              December 31,
                                                      1998                  adjustments                 1998
                                                -------------------       --------------          -----------------
Revenues:
--------
Investment advisory fees                         $         35,453 (a)        $  (1,525)               $      33,928
Incentive fees                                              4,531                    -                        4,531
Commission income - net                                     1,395                    -                        1,395
                                              -------------------                              --------------------
Total revenues                                             41,379                                            39,854
                                              -------------------                              --------------------

Expenses:                                                       -                    -                            -
--------
Employee compensation and benefits                         21,561 (a)             (750)                      20,811
Occupancy & equipment rental                                1,614                    -                        1,614
Other operating expenses                                    4,499                1,408                        5,907
                                              -------------------                              --------------------
Total expenses                                             27,674                                            28,332
                                              -------------------                              --------------------

Income before interest, taxes and amortization             13,705               (2,183)                      11,522
Interest income                                              (351)                   -                         (351)
Interest expense- BKF                                       6,391 (c)           (6,391)                           -
Interest expense-bank loan                                      - (d)            1,314                        1,314
Amortization of intangibles                                     - (e)           12,078                       12,078
                                              -------------------                              --------------------
Income (loss)  before taxes                                 7,665                                            (1,519)
                                              -------------------                              --------------------

Provision for income taxes                                  3,322 (f)             1,244                       4,566
                                              -------------------                              --------------------
Net income (loss)                                $          4,343                                     $      (6,086)
                                              ===================                              ====================


Net income per share:
    Basic and diluted                                                                                 $       (0.94)(g)
                                                                                               ====================

 Weighted average shares outstanding- basic and  diluted                                                  6,504,850
                                                                                               ====================

 (a)- To adjust the advisory fee for the revenue earned by LEVCO for the management of the Baker, Fentress & Company ("BKF") public portfolio and the corresponding reduction in employee bonuses.
 (b)- To record additional operating expenses to be born by LEVCO which had previously been born by BKF.
 (c)- To reverse the interest paid to BKF on the loan, assuming that a portion will be repaid ($20,000) and the remainder will be contributed to LEVCO's capital ($45,000).
 (d)- To record the maximum interest expense on the proposed $20,000 bank loan from a third party lender; BFK has not yet determined whether LEVCO will borrow such amount.
 (e)- To record the amortization of the intangible assets which were recorded under the original acquisition of LEVCO by BKF.
 (f)- To record additional taxes for the pro forma adjustments.
 (g)- Basis of calculation assumed that reverse stock split has occurred and the pro forma number of shares outstanding.

APPENDIX E:  Examples of Financial and Tax Results


HYPOTHETICAL SHAREHOLDER TAX TREATMENT UNDER THE PLAN*

Shareholder basis in BKF stock        $0.00  $2.00  $4.00  $6.00  $8.00  $10.00  $12.00  $14.00  $16.00  $18.00  $20.00  $22.00

Total cash and CTO Shares             18.48  18.48  18.48  18.48  18.48   18.48   18.48   18.48   18.48   18.48   18.48   18.48
distributed

Total gain/E&P distributed             8.92   8.92   8.92   8.92   8.92    8.92    8.92    8.92    8.92    8.92    8.92    8.92

Excess of distribution over            9.56   9.56   9.56   9.56   9.56    9.56    9.56    9.56    9.56    9.56    9.56    9.56
gain/E&P

Excess of distribution over            9.56   7.56   5.56   3.56   1.56     N/A     N/A     N/A     N/A     N/A     N/A     N/A
basis

Total tax from distributions           5.29   4.79   4.29   3.79   3.29    2.90    2.90    2.90    2.90    2.90    2.90    2.90

Basis in BKF stock after               0.00   0.00   0.00   0.00   0.00    0.44    2.44    4.44    6.44    8.44   10.44   12.44
distributions

Gain (loss) upon later sale            2.43   2.43   2.43   2.43   2.43    1.99   (0.01)  (2.01)  (4.01)  (6.01)  (8.01) (10.01)

* See "FEDERAL INCOME TAX CONSEQUENCES" for assumptions on which these calculations were based and other information.

APPENDIX F: Proposed Charter Amendment



                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           BAKER, FENTRESS & COMPANY


          Baker, Fentress & Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

               FIRST: That by unanimous vote of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Company, declaring such amendment to be advisable and calling a special meeting of the stockholders of the Company for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

                    RESOLVED, that the Board of Directors deems it advisable and in the best interest of the Company to reduce the number of outstanding shares of common stock, par value $1.00 per share, of the Company by effecting a reverse stock split of the Company's outstanding shares of common stock by reclassifying each six (6) shares of common stock held into one (1) share of common stock, par value $1.00 per share; and

                    FURTHER RESOLVED, that the Board of Directors of the Company hereby declares it advisable that the Restated Certificate of Incorporation of the Company be amended by the deletion of article fourth and the insertion of the following in lieu thereof:

                    "FOURTH: The total number of shares of all stock which the corporation shall have the authority to issue is 60,000,000 shares of common stock, $1 par value per share.

                    Immediately upon effectiveness of this amendment to the
               Restated Certificate of Incorporation of the corporation pursuant to the General Corporation Law of the State of Delaware (the "Effective Date"), each six shares issued and outstanding immediately prior thereto of the corporation's Common Stock, par value $1.00 per share ("Old Common Stock"), shall automatically, without further action on the part of the corporation or any holder of such Old Common Stock, be reclassified into and become one issued and outstanding share of the corporation's Common Stock, par value $1.00 per share ("New Common Stock").

                    The reclassification of the Old Common Stock into New Common
               Stock will be deemed to occur as of the Effective Date, regardless of when the certificates previously representing such shares of Old Common Stock are physically surrendered to the corporation in exchange for certificates representing shares of New Common Stock. From and after the Effective Date, certificates previously representing shares of Old Common Stock are hereby canceled and shall, until such certificates are surrendered to the corporation in exchange for certificates representing shares of New Common Stock, represent the number and class of shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this amendment; provided, however, that no dividends or distributions shall be received by a person holding shares of New Common Stock until the certificates previously representing shares of Old Common Stock have been so surrendered for exchange.

                    In any case in which the reclassification of shares of Old
               Common Stock into shares of New Common Stock would otherwise result in any stockholder holding a fractional share, the corporation shall, in lieu of issuing any such fractional share, pay the stockholder for such fractional share on the basis of the average closing market price on the New York Stock Exchange of the New Common Stock for the ten (10) trading days immediately following the Effective Date."

               SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

               THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               FOURTH: That said amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the Company has caused this certificate to be signed by James P. Gorter, its Chairman, this ___ day of January 2000.


                                           BAKER, FENTRESS &COMPANY



                                           By: _____________________________
                                               James P. Gorter, Chairman

PROXY                      BAKER, FENTRESS & COMPANY                       PROXY

                   Proxy Solicited By The Board Of Directors

           For The Special Meeting of Shareholders - August 19, 1999

Frederick S. Addy, David D. Grumhaus and Jeffrey A. Kigner, or any of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Company Shares of the undersigned at the special meeting of shareholders of BAKER, FENTRESS & COMPANY to be held at the Chicago Hilton & Tower, 720 South Michigan Avenue, Chicago, IL 60605, on Thursday, August 19, 1999, at 10:30 a.m., local time, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

                         Please indicate change of address here and mark the box on the other side.


                         ____________________________________________________

                         ____________________________________________________
All capitalized terms
used in this proxy shall
have the same meanings
assigned to them in the
Proxy Statement.         ____________________________________________________

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                           .  FOLD AND DETACH HERE .


                            YOUR VOTE IS IMPORTANT.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                    USING THE ENCLOSED POSTMARKED ENVELOPE.

                                                                                          Please mark          X
                                                                                          your vote as         -
                                                                                          indicated in
                                                                                          this example


The Board of Directors recommends that you vote FOR the proposals below.
  1.  To approve the Plan For Distribution of     2.  To amend Baker, Fentress &
  Assets of Baker, Fentress & Company.            Company's Certificate of Incorporation
                                                  to provide for a reverse stock split.

   FOR      AGAINST  ABSTAIN                          FOR     AGAINST  ABSTAIN            Check here if you plan to attend the
  _____     _______  _______                         _____    _______  _______            meeting. ______

                                                                                               Check here for address change. ______
                                                                                          This proxy will be voted as specified or,
                                                                                          if no choice is specified, will be voted
                                                                                          FOR the proposals specified herein.

                                                                                          Please sign exactly as your name appears.
                                                                                          If acting as attorney, executor, trustee,
                                                                                          or in representative capacity, sign name
                                                                                          and indicate title.

                                                                                          Dated: _________________, 1999

                                                                                          __________________________________________
                                                                                          Signature(s)

                                                                                          Please vote, sign, date and return this
                                                                                          proxy card promptly using the enclosed
                                                                                          envelope.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                         [MAP OF LOCATION OF MEETING]